                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement        [_]  Confidential, for Use of the
                                             Commission Only (as permitted by
                                             Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                        CIRCUS CIRCUS ENTERPRISES, INC.
- --------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


- --------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2)
     or Item 22(a)(2) of Schedule 14A.

[_] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

     -------------------------------------------------------------------------

Notes:

                        CIRCUS CIRCUS ENTERPRISES, INC.
                         2880 LAS VEGAS BOULEVARD SOUTH
                            LAS VEGAS, NEVADA 89109

                               ----------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD JUNE 22, 1995

                               ----------------

To the Stockholders of
 Circus Circus Enterprises, Inc.

  Notice is hereby given that the Annual Meeting of Stockholders of Circus Circus Enterprises, Inc. (the "Company"), a Nevada corporation, will be held at 10:00 A.M., PDT, on Thursday, June 22, 1995, at the Reno-Sparks Convention Center, North Meeting Room B-1, 4590 South Virginia Street, Reno, Nevada for the following purposes:

    1. To elect three Class I directors, each to serve until the Annual Meeting of Stockholders in 1998 and until his successor is elected and qualified;

    2. To approve the 1995 Special Stock Option Plan;

    3. To approve the Executive Officer Bonus Plan;

    4. To ratify the appointment by the Board of Directors of Arthur Andersen LLP as independent auditors of the Company to examine and report on its financial statements for the fiscal year ending January 31, 1996; and

    5. To transact such other business as may properly be brought before the meeting or any adjournment(s) thereof.

  Only stockholders of record at the close of business on April 24, 1995 are entitled to notice of, and to vote at, the meeting or any adjournment(s) thereof.

  Whether or not you plan to be present at the meeting, you are requested to sign and return the enclosed proxy in the envelope provided so that your shares will be represented. The giving of such proxy will not affect your right to vote in person should you later decide to attend the meeting. Please date and sign the enclosed proxy and return it promptly in the enclosed envelope which requires no postage if mailed within the United States.

                                        By Order of the Board of Directors,

                                        /s/ Clyde T. Turner

                                        Clyde T. Turner
                                        Chairman of the Board

Las Vegas, Nevada
April 28, 1995

                        CIRCUS CIRCUS ENTERPRISES, INC.
                         2880 LAS VEGAS BOULEVARD SOUTH
                            LAS VEGAS, NEVADA 89109

                               ----------------
                                PROXY STATEMENT

                               ----------------

                         ANNUAL MEETING OF STOCKHOLDERS
                                 JUNE 22, 1995

  This Proxy Statement is furnished to stockholders of Circus Circus Enterprises, Inc. (the "Company"), a Nevada corporation, in connection with the solicitation of proxies on behalf of the Board of Directors of the Company for use at the Annual Meeting of Stockholders of the Company to be held at the Reno-Sparks Convention Center, North Meeting Room B-1, 4590 South Virginia Street, Reno, Nevada, on Thursday, June 22, 1995, and at any and all adjournments thereof, for the purpose of considering and acting upon the matters referred to in the preceding Notice of Annual Meeting and more fully discussed below.

  This Proxy Statement and the accompanying form of proxy were first mailed to stockholders of the Company entitled to notice of, and to vote at, the meeting on or about May 1, 1995.

QUORUM AND VOTING

  The presence, in person or by proxy, of the holders of a majority of the shares of Common Stock issued and outstanding is necessary to constitute a quorum at the meeting. Shares represented at the meeting in person or by proxy but not voted will nevertheless be counted for purposes of determining the presence of a quorum. Accordingly, abstentions and broker non-votes (i.e., shares as to which a broker or nominee has indicated that it does not have discretionary authority to vote) on a particular matter, including the election of directors, will be treated as shares that are present and entitled to vote for purposes of determining the presence of a quorum but will be treated as not voted for purposes of determining the decision of stockholders with respect to such matter. Directors will be elected by a plurality of the votes cast. Only votes cast for a nominee will be counted, except that the accompanying proxy will be voted for the three nominees named therein in the absence of instructions to the contrary. Approval of the 1995 Special Stock Option Plan, approval of the Executive Officer Bonus Plan and ratification of the appointment of Arthur Andersen LLP to examine and report on the Company's financial statements for the fiscal year ending January 31, 1996 each requires the affirmative vote of a majority of the shares present or represented at the meeting and entitled to vote thereon, assuming that a quorum (determined in the manner described above) is present or represented at the meeting. With respect to each such matter, an abstention or broker non-vote will have the same effect as a vote cast against the matter.

  Proxies in the accompanying form which are properly executed, duly returned to the Company and not revoked will be voted in accordance with the instructions therein. IF NO INSTRUCTION IS GIVEN WITH RESPECT TO ANY PROPOSAL TO BE ACTED UPON, THE PROXY WILL BE VOTED FOR THE ELECTION OF ALL OF THE NOMINEES NAMED IN THE PROXY AND IN FAVOR OF PROPOSALS 2, 3 AND 4. No matter is expected to be considered at the meeting other than the proposals set forth in the accompanying Notice of Annual Meeting, but if any other matters are properly brought before the meeting for action, it is intended that the persons named in the proxy and acting thereunder will vote in accordance with their discretion on such matters. The presence at the meeting of a stockholder will not revoke his proxy. However, a proxy may be revoked at any time before it is voted by written notice to the Company, addressed to Mike Sloan, Secretary, at the principal offices of the Company or by giving written notice to the

Company at the meeting; however, a revocation shall not be effective until such written notice has been received by the Company and a revocation shall not affect a vote on any matter cast prior to such receipt.

RECORD DATE AND SHARES OUTSTANDING

  The close of business on April 24, 1995 has been fixed as the record date for the determination of stockholders entitled to receive notice of, and to vote at, the meeting. The stock transfer books will not be closed. At the close of business on the record date, there were issued and outstanding 85,867,798 shares of the Company's Common Stock. At the meeting, each stockholder entitled to vote at the meeting will be entitled to cast one vote in person or by proxy for each share of Common Stock held by such stockholder.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

CERTAIN BENEFICIAL OWNERS

  The following table sets forth information as of April 24, 1995 regarding each person known to the Company to beneficially own more than five percent of its Common Stock.

                                                                     APPROXIMATE
                                                   NUMBER OF SHARES  PERCENTAGE
                NAME AND ADDRESS                  BENEFICIALLY OWNED  OF CLASS
                ----------------                  ------------------ -----------
William G. Bennett...............................     6,355,000(1)       7.4%
6170 W. Desert Inn Road
Las Vegas, Nevada 89102
Loomis, Sayles & Company, L.P. ..................     5,676,485          6.6%
One Financial Center
Boston, Massachusetts 02111

- --------
(1) On April 24, 1995, all of these shares were owned by Mr. Bennett and his wife under a community property trust pursuant to which he had sole voting and investment power. On April 27, 1995, Mr. Bennett consummated the sale of 6,000,000 of these shares pursuant to Rule 144 under the Securities Act of 1933.

  On the record date, Cede & Co., the nominee of The Depository Trust Company, held of record 76,131,663 shares of the Company's Common Stock (approximately 89% of the Company's outstanding Common Stock), all of which were held for the accounts of member firms of the New York Stock Exchange and various institutions participating in the facilities of The Depository Trust Company. Based on information available to the Company at April 24, 1995, except as otherwise reflected in the preceding table, no firm held as much as five percent of the Company's outstanding Common Stock for its own account as of such date.

MANAGEMENT

  The following table sets forth information as of April 24, 1995 with respect to the beneficial ownership of the Company's Common Stock by each director, each nominee for election as a director at the meeting, each executive officer named in the Summary Compensation Table appearing on page 8 and all directors and executive officers of the Company as a group.

                                                                     APPROXIMATE
                                                   NUMBER OF SHARES  PERCENTAGE
   NAME                                           BENEFICIALLY OWNED  OF CLASS
   ----                                           ------------------ -----------
Clyde T. Turner..................................       783,600(1)       (2)
Kurt D. Sullivan.................................       155,000(3)       (2)
Daniel N. Copp...................................        25,000(4)       (2)
Mike Sloan.......................................       224,020(5)       (2)
Terry L. Caudill.................................       265,167(6)       (2)
Les Martin.......................................        41,361(7)       (2)
William G. Bennett...............................     6,355,000(8)      7.4%
William N. Pennington............................     1,400,000(9)      1.6%
Tony Coelho......................................        14,250(10)      (2)
Carl F. Dodge....................................        40,650(11)      (2)
Fred W. Smith....................................        37,250(12)      (2)
Arthur M. Smith..................................        85,350(13)      (2)
All directors and executive
 officers as a group
 (10 persons)....................................     2,806,481(14)     3.2%

- --------
 (1) Includes 33,600 shares owned by Mr. Turner who has sole voting and investment power with respect thereto. Also includes 750,000 shares which Mr. Turner is entitled to purchase pursuant to stock options which are immediately exercisable or will become exercisable within 60 days of the record date.

 (2) Less than 1%.

 (3) Consists of 155,000 shares which Mr. Sullivan is entitled to purchase pursuant to stock options which are immediately exercisable or will become exercisable within 60 days of the record date.

 (4) Consists of 25,000 shares which Mr. Copp is entitled to purchase pursuant to stock options which are immediately exercisable or will become exercisable within 60 days of the record date.

 (5) Consists of 224,020 shares which Mr. Sloan is entitled to purchase pursuant to stock options which are immediately exercisable or will become exercisable within 60 days of the record date.

 (6) Includes 40,167 shares owned by Mr. Caudill who has sole voting and investment power with respect thereto. Also includes 225,000 shares which Mr. Caudill is entitled to purchase pursuant to stock options or stock purchase warrants which are immediately exercisable or will become exercisable within 60 days of the record date. Mr. Caudill resigned from his positions as a Vice President and Chief Accounting Officer of the Company effective December 16, 1994.

 (7) Includes 11,361 shares owned by Mr. Martin who has sole voting and investment power with respect thereto. Also includes 30,000 shares Mr. Martin is entitled to purchase pursuant to stock options which are immediately exercisable or will become exercisable within 60 days of the record date.
                                                 (footnotes continued on page 4)

 (8) On April 24, 1995, all of these shares were owned by Mr. Bennett and his wife under a community property trust pursuant to which he had sole voting and investment power. On April 27, 1995, Mr. Bennett consummated the sale of 6,000,000 of these shares pursuant to Rule 144 under the Securities Act of 1933. Mr. Bennett, who served as Chief Executive Officer of the Company until February 24, 1994 and as Chairman of the Board until July 8, 1994, resigned from the Company's Board of Directors effective March 6, 1995.

 (9) All of these shares are held by Mr. Pennington under a revocable living trust pursuant to which he has sole voting and investment power.

(10) Includes 6,000 shares owned by Mr. Coelho who has sole voting and investment power with respect thereto. Also includes 8,250 shares which Mr. Coelho is entitled to purchase pursuant to stock options acquired as formula awards which are immediately exercisable or will become exercisable within 60 days of the record date.

(11) Includes 2,400 shares owned by Mr. Dodge who has sole voting and investment power with respect thereto. Also includes 38,250 shares which Mr. Dodge is entitled to purchase pursuant to stock options acquired as formula awards which are immediately exercisable or will become exercisable within 60 days of the record date.

(12) Includes 21,500 shares held under a revocable trust for which Mr. Smith and his wife serve as co-trustees pursuant to which they share voting and investment power with respect thereto. Also includes 15,750 shares Mr. Smith is entitled to purchase pursuant to stock options acquired as formula awards which are immediately exercisable or will become exercisable within 60 days of the record date.

(13) Includes 9,600 shares owned jointly by Mr. Smith and his wife with whom Mr. Smith shares voting and investment power with respect thereto. Also includes 75,750 shares which Mr. Smith is entitled to purchase pursuant to stock options acquired as formula awards which are immediately exercisable or will become exercisable within 60 days of the record date.

(14) Includes information for the individuals serving as directors and executive officers of the Company as of April 24, 1995. The number of shares beneficially owned by such group on such date includes 1,322,020 shares which may be acquired pursuant to stock options and warrants which are immediately exercisable or will become exercisable within 60 days of the record date.

                               ----------------

  Based solely on (i) a review of certain reports furnished to the Company pursuant to the Securities Exchange Act of 1934 and (ii) the written representations of the Company's executive officers and directors, the Company believes that all reports required to be filed pursuant to such Act with respect to transactions in the Company's Common Stock during the fiscal year ended January 31, 1995 were filed on a timely basis, except for one transaction by Mr. Sullivan which was not reported timely on a Form 4 and, with respect to which, no Form 5 was filed.

                             ELECTION OF DIRECTORS

  In accordance with the Company's By-Laws, as amended, the Company's Board of Directors is divided into three (3) classes, with two (2) or three (3) directors in each class, as determined from time to time by resolution of the Board of Directors. The Board of Directors has fixed the current number of directors at seven (7), consisting of three (3) Class I directors, two (2) Class II directors and two (2) Class III directors. Of the current Class I directors, William N. Pennington was elected to his current term at the 1992 Annual Meeting of Stockholders. Each of the current Class II directors was elected to his current term, and Mr. Dodge (who is currently serving as a Class I director) was elected to serve as a Class II director, at the 1993 Annual Meeting of Stockholders. Each of the current Class III directors was elected to his current term at the 1994 Annual Meeting of Stockholders. Mr. Coelho was elected by the Board of Directors in November 1992 to fill a vacancy in Class I created by a resignation. Mr. Dodge was elected by the Board of Directors in March 1995 to fill a second vacancy in Class I created by the death of James Cashman III and, upon such election, relinquished his position as a Class II director. Each individual elected by the Board of Directors to serve as a director was elected to serve for the balance of the then current term of the class to which such individual was elected. For information concerning the intention of the Board of Directors to increase the number of directors for Classes II and III from two (2) to three (3) and fill the vacancies so created by the election to the Board of two senior executives of the Gold Strike Entities (as defined) if the Company acquires the Gold Strike Entities, see "Approval of the 1995 Special Stock Option Plan--Background".

  At the meeting, three (3) Class I directors are to be elected, with each member to serve a three (3) year term until the 1998 Annual Meeting of Stockholders and until his successor is elected and shall have qualified. The three nominees named below, all of whom are presently directors of the Company, are management's nominees for election as Class I directors and, except as indicated in the next paragraph, the proxies solicited by management will be voted for such nominees.

  Management has no reason to believe that any of its nominees will be unable or unwilling to serve if elected to office and, to the knowledge of management, each of its nominees intends to serve the entire term for which election is sought. However, should any nominee of management become unable or unwilling to accept nomination or election as a director of the Company, the proxies solicited by management will be voted for the election in his stead of such other person as management may recommend.

NOMINEES AND DIRECTORS

  Information with respect to each nominee and each of the Company's directors who will continue to serve in that capacity following the meeting is set forth in the following table:

                                                                  DIRECTOR
             NOMINEE OR DIRECTOR                                   SINCE
             -------------------                                  --------
CLASS I--NOMINEES FOR ELECTION TO SERVE UNTIL THE 1998
ANNUAL MEETING OF STOCKHOLDERS:

  William N. Pennington                                             1974
   Mr. Pennington, 72, was President of the Company
   from 1979 until his retirement in August 1988.
   He joined the Company at its inception in 1974
   and served as Secretary-Treasurer until he
   became President. Mr. Pennington is a member
   of the Executive and the Audit Committees of the
   Company's Board of Directors.

                                                                   DIRECTOR
                     NOMINEE OR DIRECTOR                            SINCE
                     -------------------                           --------
  Tony Coelho                                                        1993
   Mr. Coelho, 52, has been a Managing Director of
   Wertheim Schroder & Co. Incorporated, an investment
   banking firm, since 1989. He also serves as President
   and Chief Executive Officer of Wertheim Schroder
   Investment Services, Inc. From 1979 to 1989, Mr. Coelho
   was a member of the U.S. House of Representatives from
   California and from 1986 to 1989 he served as House
   Majority Whip. He is a Director of ICF Kaiser International,
   Inc., Service Corporation International, Tanknology
   Environment, Inc., Specialty Retail Group, Inc., Telecommu-
   nications, Inc. and Crop Growers Corp. Mr. Coelho is a member of the Audit and the Consolidated Compensation and Stock
   Option Committees of the Company's Board of Directors.

  Carl F. Dodge                                                      1989
   Mr. Dodge, 79, is an owner, and since 1987 has been Vice
   President, of Dodge Bros., Inc., which conducts a 600-acre agricultural operation. Mr. Dodge, who served in the Nevada
   State Senate for 22 years, is a past Chairman of the Nevada
   Gaming Commission and of the Nevada Ethics Commission.
   Mr. Dodge is a member of the Executive, the Audit and the
   Directors' Nominating Committees of the Company's Board of
   Directors.

CLASS II--DIRECTORS ELECTED TO SERVE UNTIL THE 1996
ANNUAL MEETING OF STOCKHOLDERS:

  Clyde T. Turner                                                    1993
   Mr. Turner, 57, has been President of the Company since
   February 19, 1993, Chief Executive Officer of the Company
   since February 24, 1994 and Chairman of the Board of the
   Company since July 8, 1994. From February 19, 1993 until
   March 22, 1994, he served as the Company's Chief Financial
   Officer. Mr. Turner is also a member of the Executive and
   the Directors' Nominating Committees of the Company's
   Board of Directors. Prior to joining the Company, Mr. Turner was Executive Vice President, Chief Financial Officer and
   Treasurer of Mirage Resorts, Incorporated (formerly Golden
   Nugget, Inc.) from March 1979 to October 1992. Previously, he was a founding and Managing Partner and Director of
   Nevada's first statewide accounting firm from December 1966 through February 1979 specializing in construction, banking and governmental clients and was concurrently a member of the
   Nevada Gaming Commission from 1970 to 1973, authoring a major revision to the Commission's regulations governing the internal controls and procedures of casinos. He also serves as a
   Director and First Vice President of the Boys and Girls Club
   of Las Vegas Foundation.

  Fred W. Smith                                                      1991
   Mr. Smith, 61, has been Chairman of the Donald W. Reynolds
   Foundation since September 1994, was President and Chief
   Executive Officer of Donrey Media Group from 1990 until
   September 1994 and has been an officer of such company
   since 1966. Prior thereto, Mr. Smith was a Vice President
   and General Manager of the Las Vegas Review Journal. He is a
   member of the Board of Trustees of the Nevad Development
   Authority. Mr. Smith is a member of the Directors' Nominating and the Consolidated Compensation and Stock Option Committees
   of the Company's Board of Directors.

                                                                       DIRECTOR
                          NOMINEE OR DIRECTOR                           SINCE
                          -------------------                          --------

CLASS III--DIRECTORS ELECTED TO SERVE UNTIL THE 1997 ANNUAL MEETING OF
STOCKHOLDERS:

   Arthur M. Smith                                                       1983
    Mr. Smith, 73, was Chairman of the Board of First Interstate Bank
    of Nevada for more than five years prior to his retirement in
    1984 and was associated with such bank for more than 40 years. He is a director of Nevada Power Co. He is also a former director of
    Holiday Inns, Inc. Mr. Smith is a member of the Executive, the
    Audit and the Consolidated Compensation and Stock Option Commit-
    tees of the Company's Board of Directors.
   Kurt D. Sullivan                                                      1994
    Mr. Sullivan, 43, has been an Executive Vice President and Chief
    Operating Officer of the Company and a member of the Board of Di-
    rectors since February 24, 1994. Since joining the Company more than 15 years ago, Mr. Sullivan has held a number of positions including those of casino shift manager, casino manager and gen-
    eral manager at Circus Circus--Reno and general manager at Circus
    Circus--Las Vegas over the period from November 1987 to November
    1993. Mr. Sullivan had responsibility for overseeing the opera-
    tional aspects of the Company's properties from November 1993 un-
    til he assumed his present positions. Mr. Sullivan is a member of the Executive Committee of the Company's Board of Directors.

EXECUTIVE OFFICERS OTHER THAN NOMINEES AND DIRECTORS

  Daniel N. Copp, 50, has been an Executive Vice President and Chief Financial Officer of the Company since April 1994. Mr. Copp was a financial communications consultant from September 1992 until he joined the Company. From 1978 until September 1992 he was employed by Federal Express Corporation in various finance and communications capacities, including the positions of Vice President-Corporate Communications from 1983 to 1986, Vice President-Finance from 1986 to 1989 and Managing Director-Public Relations from 1989 to September 1992.

  Mike Sloan, 50, has been a Vice President of the Company since June 1985 when he joined the Company and has been Secretary and General Counsel of the Company since December 1985. Prior to joining the Company, Mr. Sloan was engaged in the private practice of law in Las Vegas, Nevada, and served two terms in the Nevada State Senate. Mr. Sloan is a past president of the International Association of Gaming Attorneys and past chairman of the Gaming Law Committee of the General Practice Section of the American Bar Association.

  Les Martin, 38, has been Corporate Controller of the Company since November 1994. He joined the Company in April 1984 and, until he assumed his present position, was employed as Manager of Financial Reports. Mr. Martin is a certified public accountant and, prior to joining the Company, was with the certified public accounting firm of Fox & Company.

  For information concerning other individuals who will become directors and/or executive officers of the Company if the acquisition of the Gold Strike Entities discussed under "Approval of the 1995 Special Stock Option Plan-- Background" is consummated, see "Management Remuneration--Employment Agreements".

                            MANAGEMENT REMUNERATION

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

  The following table sets forth certain summary information concerning compensation paid or accrued by the Company and its subsidiaries to the Company's Chief Executive Officer, each of the Company's four other most highly compensated officers determined as of January 31, 1995, the former Chief Executive Officer of the Company who resigned from such position in February 1994 and one other former executive officer of the Company who resigned from his position as an executive officer in December 1994 (collectively the "named executive officers") for the fiscal years ended January 31, 1995, 1994 and 1993. IT SHOULD BE NOTED THAT THE AWARDS OF OPTIONS FOR THE FISCAL YEAR ENDED JANUARY 31, 1995, AS REFLECTED IN COLUMN (G) IN THE TABLE BELOW, INCLUDE THE EFFECT OF REPRICING CERTAIN OPTIONS AS DISCUSSED UNDER "OPTIONS REPRICED" ON PAGE 12. CONSEQUENTLY, THE NET INCREASE DURING FISCAL 1995 IN THE NUMBER OF SHARES SUBJECT TO OPTIONS WAS SIGNIFICANTLY LESS THAN IS SUGGESTED BY THE RESPECTIVE AMOUNTS INCLUDED IN THE TABLE BELOW (SEE FOOTNOTES 5, 6, 7, 9, 10 AND 14 FOR ADDITIONAL DETAILS).

                           SUMMARY COMPENSATION TABLE

                                                                      LONG TERM COMPENSATION
                                                                 ------------------------------------
                                    ANNUAL COMPENSATION                 AWARDS              PAYOUTS
                              ---------------------------------- ---------------------     ----------
          (a)            (b)     (c)         (d)        (e)         (f)        (g)            (h)         (i)
                                                                            SECURITIES
                                                                              UNDER-
                                                                 RESTRICTED   LYING
        NAME AND                                    OTHER ANNUAL   STOCK     OPTIONS/                  ALL OTHER
       PRINCIPAL                                    COMPENSATION  AWARD(S)   SARS(#)          LTIP    COMPENSATION
        POSITION         YEAR SALARY($)    BONUS($)    ($)(1)       ($)        (2)         PAYOUTS($)    ($)(3)
       ---------         ---- ---------    -------- ------------ ---------- ----------     ---------- ------------
Clyde T. Turner(4)       1995  802,120           0        0           0     1,500,000(5)        0        39,420
 Chairman of the Board,  1994  755,311           0        0           0       600,000           0        39,101
 Chief Executive Officer 1993       --          --       --          --            --          --            --
 and President
Kurt D. Sullivan         1995  600,000           0        0           0       465,000(6)        0        14,782
 Executive Vice          1994  131,597     203,500        0           0             0           0             0
 President
 and Chief Operating     1993  100,000     230,677        0           0       165,000           0             0
 Officer
Mike Sloan               1995   61,214     496,614        0           0       390,000(7)        0        25,859
 Vice President and      1994   60,000     445,118        0           0             0           0        25,429
 General Counsel         1993   60,000     439,992        0           0       150,000           0        24,653
Daniel N. Copp(8)        1995   82,189     133,333        0           0       250,000(9)        0        10,770
 Executive Vice          1994       --          --       --          --            --          --            --
 President,
 Chief Financial Officer 1993       --          --       --          --            --          --            --
 and Treasurer
Les Martin               1995   39,000      96,252        0           0       107,500(10)       0             0
 Corporate Controller    1994   39,000      75,251        0           0             0           0             0
                         1993   39,000      75,719        0           0         7,500           0             0
William G. Bennett(11)   1995        0           0        0           0             0           0             0
 Former Chairman of the  1994  366,667           0        0           0             0           0             0
 Board and Chief         1993  950,000      48,736        0           0             0           0             0
 Executive Officer
Terry L. Caudill(12)     1995  109,611(13) 253,862        0           0       120,000(14)       0        10,114
 Former Vice President   1994   50,000     228,758        0           0             0           0        10,173
 and Chief Accounting    1993   50,000     227,240        0           0        90,000           0        11,101
 Officer

- --------
 (1) During each of the years ended January 31, 1995, 1994 and 1993, certain of the individuals named in column (a) received personal benefits not reflected for such years in the respective amounts set forth for such individual in columns (c), (d) and (e), the dollar value of which did not for any of such years exceed the lesser of $50,000, or 10% of the total of annual salary and bonus reported for such individual in columns (c) and
     (d) for such year.

 (2) Options to purchase shares of Common Stock, adjusted to reflect a three-for-two stock split effective July 9, 1993.

 (3) Of the amounts included for the fiscal year ended January 31, 1995, $34,200, $11,816, $15,738, $8,388 and $6,740 represent insurance premiums paid by the Company with respect to life insurance for the benefit of Messrs. Turner, Sullivan, Sloan, Copp and Caudill, respectively, and the remaining balance for each such individual represents disability insurance premiums paid on his behalf.

 (4) Mr. Turner, the Company's Chairman of the Board, Chief Executive Officer and President, joined the Company on February 19, 1993, and on that date was elected to the positions of President and Chief Financial Officer of the Company. On February 24, 1994, Mr. Turner assumed the position as Chief Executive Officer of the Company and on March 22, 1994 he relinquished the position of Chief Financial Officer. On July 8, 1994, Mr. Turner was elected Chairman of the Board of the Company.

 (5) Represents a net increase during the year of only 450,000 shares. The balance of these shares are covered by options granted to Mr. Turner upon his surrender for cancellation of other options to purchase an aggregate of 1,050,000 shares as described under "Options Repriced", below.

 (6) Represents a net increase during the year of only 150,000 shares. The balance of these shares are covered by options granted to Mr. Sullivan upon his surrender for cancellation of other options to purchase an aggregate of 315,000 shares as described under "Options Repriced", below.

 (7) Represents a net increase during the year of only 75,000 shares. The balance of these shares are covered by options granted to Mr. Sloan upon his surrender for cancellation of other options to purchase an aggregate of 315,000 shares as described under "Options Repriced", below.

 (8) Mr. Copp joined the Company in April 1994.

 (9) Represents a net increase during the year of only 125,000 shares. The balance of these shares are covered by options granted to Mr. Copp upon his surrender for cancellation of other options to purchase an aggregate of 125,000 shares as described under "Options Repriced", below.

(10) Represents a net increase during the year of only 50,000 shares. The balance of these shares are covered by options granted to Mr. Martin upon his surrender for cancellation of other options to purchase an aggregate of 57,500 shares as described under "Options Repriced", below.

(11) Mr. Bennett served as Chief Executive Officer of the Company until February 24, 1994, as Chairman of the Board of the Company until July 8, 1994 and resigned from the Company's Board of Directors effective March 6, 1995.

(12) Mr. Caudill served as a Vice President and Chief Accounting Officer of the Company until his resignation from such positions on December 16, 1994. Since such date Mr. Caudill has been employed by the Company as a consultant.

(13) Includes $34,611 received in his capacity as a Vice President and Chief Accounting Officer of the Company and $75,000 received in his capacity as a consultant.

(14) Represents a net increase during the year of only 45,000 shares. The balance of these shares are covered by options granted to Mr. Caudill upon his surrender for cancellation of other options to purchase an aggregate of 75,000 shares as described under "Options Repriced", below.

OPTIONS GRANTED IN THE LAST FISCAL YEAR

  The following table provides information related to options to purchase the Company's Common Stock granted to the named executive officers during the fiscal year ended January 31, 1995. The Company has never granted any stock appreciation rights. IT SHOULD BE NOTED THAT THE AWARDS OF OPTIONS FOR THE FISCAL YEAR ENDED JANUARY 31, 1995, AS REFLECTED IN THE TABLE BELOW, INCLUDE THE EFFECT OF REPRICING CERTAIN OPTIONS. CONSEQUENTLY, THE NET INCREASE DURING FISCAL 1995 IN THE NUMBER OF SHARES SUBJECT TO OPTIONS WAS SIGNIFICANTLY LESS THAN IS SUGGESTED BY THE RESPECTIVE AMOUNTS INCLUDED IN THE TABLE BELOW (SEE FOOTNOTES 5, 6 AND 7 FOR ADDITIONAL DETAILS).

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                                                       POTENTIAL REALIZABLE
                                                                         VALUE AT ASSUMED
                                                                           ANNUAL RATES
                                                                          OF STOCK PRICE
                                                                         APPRECIATION FOR
                        INDIVIDUAL GRANTS(1)                              OPTION TERM(2)
- ---------------------------------------------------------------------- -----------------------    ---
          (a)               (b)           (c)        (d)       (e)        (f)          (g)
                         NUMBER OF
                         SECURITIES
                         UNDERLYING    % OF TOTAL
                          OPTIONS/    OPTIONS/SARS EXERCISE
                            SARS       GRANTED TO  OR BASE
                          GRANTED     EMPLOYEES IN PRICE(3) EXPIRATION
          NAME              (#)       FISCAL YEAR   ($/SH)   DATE(4)    5% ($)       10% ($)
          ----           ----------   ------------ -------- ---------- ---------    ----------
Clyde T. Turner.........  450,000(5)      7.3       26.875    4/14/04  7,559,882(6) 19,201,374(6)
                          600,000         9.7       21.25     3/29/03  6,417,764    15,524,457
                          450,000(7)      7.3       21.25     4/14/04  5,566,454    13,867,705
Kurt D. Sullivan........  150,000(5)      2.4       26.875    4/14/04  2,519,961(6)  6,400,458(6)
                           45,000         0.7       21.25     5/28/97    125,134       259,666
                          120,000         1.9       21.25    12/29/02  1,237,709     2,973,544
                          150,000(7)      2.4       21.25     4/14/04  1,855,485     4,622,568
Mike Sloan..............   75,000(5)      1.2       26.875    4/14/04  1,259,980(6)  3,200,229(6)
                           90,000         1.5       21.25    12/23/01    790,838     1,847,657
                          150,000         2.4       21.25    12/29/02  1,547,137     3,716,930
                           75,000(7)      1.2       21.25     4/14/04    927,742     2,311,284
Daniel N. Copp..........  125,000(5)      2.0       26.875    4/14/04  2,099,967(6)  5,333,715(6)
                          125,000(7)      2.0       21.25     4/14/04  1,546,237     3,852,140
Les Martin..............   50,000(5)      0.8       26.875    4/14/04    839,987(6)  2,133,486(6)
                            7,500         0.1       21.25     5/28/97     20,856        43,278
                           50,000(7)      0.8       21.25     4/14/04    618,495     1,540,856
William G. Bennett......        0         N/A          N/A        N/A        N/A           N/A
Terry L. Caudill........   45,000(5)      0.7       26.875    4/14/04    755,988(6)  1,920,137(6)
                           30,000         0.5       21.25     5/28/97     83,423       173,111
                           45,000(7)      0.7       21.25     4/14/04    556,645     1,386,771

- --------
(1) None of the grants awarded during the fiscal year ended January 31, 1995 to the individuals named in this table included warrants.

(2) Illustrates the value that might be realized upon the exercise of an option immediately prior to the expiration of its term, assuming specified compounded rates of appreciation in the value of the Company's Common Stock over the term of the option. Assumed rates of appreciation are not necessarily indicative of future stock performance.

(3) The exercise price per share is the fair market value (calculated at the last reported sale price on the Composite Tape for New York Stock Exchange Listed Companies) of a share of the Company's Common Stock on the date of grant. Options may be exercised with cash, other shares of the Company's Common Stock or a combination of cash and such shares at the discretion of the committee which administers the Company's stock option plans.

(4) Options are subject to termination prior to their stated expiration dates in certain instances relating to termination of employment.

(5) This option was surrendered for cancellation in November 1994 in exchange for a replacement option for a like number of shares awarded at an exercise price of $21.25 per share. The surrendered option, which was originally granted April 14, 1994, was exercisable in three installments commencing annually beginning one year following its date of grant.

(6) The option for which this potential realizable value is calculated has been surrendered for cancellation and, accordingly, is no longer outstanding.

(7) The option to purchase these shares, which was granted on November 19, 1994, was awarded in exchange for the surrender of an option to purchase a like number of shares exercisable at a price of $26.875 per share, and has the same expiration date and (with the exception of a minimum waiting period of six months prior to initial exercisability) the terms applicable to exercisability are the same as those for the option surrendered in exchange therefor.

OPTION EXERCISES IN LAST FISCAL YEAR

  The following table provides information related to options to purchase the Company's Common Stock exercised by the named executive officers during the fiscal year ended January 31, 1995 and the number and value of such options and warrants to purchase such Common Stock held as of the end of such fiscal year. No warrants were exercised by the named executive officers during the fiscal year ended January 31, 1995. All of the warrants reflected in the following table were issued in 1989, each at a purchase price equal to $.16 2/3 times the number of shares subject thereto and at an exercise price of $14.33 1/3 (representing an exercise price of $.66 2/3 per share above the fair market value of the Company's Common Stock on the date the issuance of the warrants was authorized). Each warrant was issued for a term of seven years and first became exercisable (i) as to 50% of the shares subject thereto, at the beginning of the third year of such term, and (ii) as to the remaining 50% of such shares, at the beginning of the fourth year of such term. The Company does not have any outstanding stock appreciation rights.

   AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FY-END OPTION/SAR
                                     VALUES

          (a)                  (b)               (c)                     (d)                        (e)
                                                                NUMBER OF SECURITIES
                                                               UNDERLYING UNEXERCISED      VALUE OF UNEXERCISED
                                                                   OPTIONS/SARS AT         IN-THE-MONEY OPTIONS/
                                                                      FY-END(#)            SARS AT FY-END($)(2)
                         SHARES ACQUIRED                      -------------------------- ---------------------------
          NAME           ON EXERCISE(#)  VALUE REALIZED($)(1) EXERCISABLE  UNEXERCISABLE EXERCISABLE   UNEXERCISABLE
          ----           --------------- -------------------- -----------  ------------- -----------   -------------
Clyde T. Turner.........          0                N/A                0      1,050,000          N/A      5,775,000
Kurt D. Sullivan........          0                N/A                0        315,000          N/A      1,732,500
Mike Sloan..............          0                N/A           25,515        349,020      382,725      2,242,800
Daniel N. Copp..........          0                N/A                0        125,000          N/A        687,500
Les Martin..............     16,500            268,906            7,500         57,500       96,563        316,250
William G. Bennett......          0                N/A                0              0          N/A            N/A
Terry L. Caudill........     37,164            492,148          180,000(3)      75,000    2,218,750(3)     412,500

                                                          (footnotes on page 12)

- --------
(1) Represents, with respect to each share purchased, the market value of such share on the date of purchase (based on the average of the reported high and low sale prices for the Common Stock on the New York Stock Exchange on the date of exercise), less the exercise price paid for such share.

(2) Represents, with respect to each share, the closing price for the Common Stock on the New York Stock Exchange on January 31, 1995, less the exercise price payable for such share (and, in the case of a stock purchase warrant, less the purchase price paid for such warrant).

(3) Includes 150,000 shares which may be acquired upon the exercise of warrants having a value at fiscal year end (as described in Note 2) of $1,837,500.

OPTIONS REPRICED

  The following table provides information related to the repricing of certain options held by executive officers of the Company which occurred during the fiscal year ended January 31, 1995. Such repricing is the only instance during the last ten fiscal years in which the exercise price of any option granted by the Company to any of its executive officers has been repriced. The Company has never granted, and thus has never repriced, any stock appreciation rights, nor has the Company ever repriced the warrants it granted to certain of its executive officers in 1989.

                         TEN YEAR OPTION/SAR REPRICING


          (a)              (b)        (c)         (d)          (e)        (f)        (g)
                                                                                  LENGTH OF
                                                                                   ORIGINAL
                                   NUMBER OF                                     OPTION TERM
                                  SECURITIES  MARKET PRICE   EXERCISE             REMAINING
                                  UNDERLYING  OF STOCK AT    PRICE AT                 AT
                                   OPTIONS/     TIME OF      TIME OF               DATE OF
                                     SARS     REPRICING OR REPRICING OR   NEW    REPRICING OR
                                  REPRICED OR  AMENDMENT    AMENDMENT   EXERCISE  AMENDMENT
    NAME                   DATE   AMENDED(#)      ($)          ($)      PRICE($)   (YEARS)
    ----                 -------- ----------- ------------ ------------ -------- ------------
Clyde T. Turner......... 11/19/94   600,000      21.25        32.00      21.25       8.36
                         11/19/94   450,000      21.25        26.875     21.25       9.40
Kurt D. Sullivan........ 11/19/94    45,000      21.25        26.67      21.25       2.52
                         11/19/94   120,000      21.25        37.33      21.25       8.11
                         11/19/94   150,000      21.25        26.875     21.25       9.40
Mike Sloan.............. 11/19/94    90,000      21.25        22.42      21.25       7.09
                         11/19/94   150,000      21.25        37.33      21.25       8.11
                         11/19/94    75,000      21.25        26.875     21.25       9.40
Daniel N. Copp.......... 11/19/94   125,000      21.25        26.875     21.25       9.40
Les Martin.............. 11/19/94     7,500      21.25        26.67      21.25       2.52
                         11/19/94    50,000      21.25        26.875     21.25       9.40
William G. Bennett......      N/A         0        N/A           N/A       N/A        N/A
Terry L. Caudill........ 11/19/94    30,000      21.25        26.67      21.25       2.52
                         11/19/94    45,000      21.25        26.875     21.25       9.40

COMPENSATION OF DIRECTORS

  The directors of the Company who are not otherwise employees of the Company receive compensation for their services as follows: (i) $20,000 per year; (ii) $1,000 for each meeting of the Board of Directors attended; (iii) $500 ($750 in the case of the committee chairman) for each meeting of a committee of the Board attended on the same date as a Board meeting; and (iv) $1,000 ($1,500 in the case of the committee chairman) for each meeting of a committee of the Board attended on a date when there is no Board meeting. All of the Company's directors are entitled to reimbursement of the out-of-pocket expenses incurred in attending Board and committee meetings.

  Pursuant to the Company's 1991 Stock Incentive Plan (the "1991 Plan"), each director of the Company who is not an employee of the Company and has not previously been an employee of the Company is entitled to receive annually on the date of each annual meeting of stockholders during the term of the 1991 Plan following which he continued to serve as a director of the Company, as a formula award, an option to purchase 7,500 shares of the Company's Common Stock. Pursuant to the terms of the 1991 Plan, the original formula awards granted in 1992 were multiplied times the number of years the optionee had served as a director, resulting in original grants as follows: Arthur M. Smith--67,500; Carl F. Dodge--30,000; and Fred W. Smith--7,500. The exercise price per share for each option granted as a formula award is the average of the Fair Market Values (as defined) for the fifth (5th) through the ninth (9th) "business days" following the date of grant. For purposes of the preceding sentence, "Fair Market Value" is defined in the 1991 Plan as the mean of the high and low per share trading prices for the Common Stock as reported in The Wall Street Journal for New York Stock Exchange Composite Transactions. A formula award becomes exercisable when, and only if, the optionee continues to serve as a director until the first annual meeting of the Company's stockholders held following the year in which the award is granted. Unless forfeited in accordance with the terms of the 1991 Plan, a formula award becomes exercisable as to 40% of the shares subject thereto after one year, as to 70% of the shares subject thereto after two years, and as to 100% of the shares subject thereto after three years and, unless earlier exercised or forfeited, remains exercisable for a period of ten years from the date of the grant.

  Effective January 1, 1995, the Company adopted a Retirement Plan for Outside Directors (the "Directors' Retirement Plan"). The purpose of the Directors' Retirement Plan is to provide directors of the Company who are not employees of the Company with post-retirement benefit payments in recognition of their service to the Company and to ensure that the overall compensation arrangements for non-employee directors are adequate to attract and retain highly qualified individuals to serve the Company. Pursuant to the Directors' Retirement Plan, each director of the Company who is not an employee of the Company on the date elected to its Board of Directors and is not otherwise receiving retirement benefits from the Company will become eligible to receive retirement benefits thereunder upon completion of at least five years of service as a director of the Company if retirement occurs at or after age 72 or upon completion of at least 10 years of service as a director of the Company if retirement occurs prior to age 72. Each non-employee director of the Company eligible to participate in the Directors' Retirement Plan will be entitled, following the later of attainment of age 65 or actual retirement from the Company's Board of Directors, to receive an annual retirement benefit equal to 100% of the amount of compensation payable to such director for services rendered to the Company as a member of its Board of Directors (excluding meeting fees, committee chairman fees, travel expenses and any consulting fees), as in effect at the time of such director's retirement. Benefits will be paid under the Directors' Retirement Plan for the greater of five years or the number of years of service on the Company's Board of Directors for each eligible director who served as a director of the Company for less than 10 years at such director's date of retirement. For each eligible director with more than 10 years of service as a director of the Company, benefits under the Directors' Retirement Plan will be paid for life. Benefits under the Directors' Retirement Plan will be paid to the surviving spouse of any eligible director who dies after retirement from the Company's Board of Directors, whether or not then receiving benefits thereunder, for a period not to exceed 10 years up to the number of years of such director's service on the Company's Board of Directors. The Company's Board of Directors may terminate the Directors' Retirement Plan at any time. Following any such termination, benefits thereunder will be paid, or will continue to be paid, to any eligible director who retired from the Company's Board of Directors prior to the date of termination.

EMPLOYMENT AGREEMENTS

  Currently, the Company has no employment agreements with any of its executive officers. If the Company acquires the Gold Strike Entities (as defined) pursuant to the terms of the Gold Strike Agreements (as defined), as described under "Approval of the 1995 Special Stock Option Plan--Background," it is obligated to enter into employment agreements with certain of its executive officers, including Clyde T. Turner, Kurt D. Sullivan, Daniel N. Copp and Mike Sloan, and the following Gold Strike executives who would become executive officers of the Company: Michael S. Ensign, William A. Richardson, Glenn W. Schaeffer, Antonio C. Alamo and Gregg H. Solomon.

  Each employment agreement will provide for an initial base salary (in the cases of Messrs. Turner, Ensign, Richardson and Schaeffer, with a mandatory increase of 5% per year during the term of the agreement) plus any discretionary increases as may be determined by the Board of Directors. In addition, each agreement will provide for the employee's eligibility to receive an annual bonus under a bonus plan to be established by the Company for its senior executive officers that provides for the payment of bonus compensation based upon financial or other performance criteria and which is intended to conform to the requirements that apply to "qualified performance based compensation"under Section 162(m) of the Internal Revenue Code of 1986, as amended. Each agreement will further provide that the targeted annual bonus shall not be less than 100% of the employee's then current base salary.

  Under the terms of Mr. Turner's employment agreement, he will be employed as the Company's Chairman of the Board and Chief Executive Officer for an initial term of three years with subsequent automatic three-year renewal terms subject to early termination by either Mr. Turner or the Company with six months' notice prior to renewal. Mr. Turner's employment agreement will provide for an initial base salary and an initial annual target bonus in the amount of $800,000 each.

  Under the terms of Mr. Ensign's employment agreement, he will be employed as the Company's Vice Chairman of the Board and Chief Operating Officer for an initial term of three years with subsequent one-year renewal terms, subject to early termination by either Mr. Ensign or the Company with six months' notice prior to renewal. Mr. Ensign's employment agreement will provide for an initial base salary and an initial annual target bonus in the amount of $625,000 each. Mr. Ensign, 57, is presently acting in a chief executive capacity for the Gold Strike Entities and has been involved in their management and operations since 1977. Previously, Mr. Ensign was employed by the Company for a period of 10 years and held the position of Chief Operating Officer at the time of his departure from the Company in 1984 to devote his full time to the Gold Strike Entities.

  Under the terms of Mr. Richardson's employment agreement, he will be employed as the Company's Executive Vice President--Construction for an initial term of three years with subsequent one-year renewal terms, subject to early termination by either Mr. Richardson or the Company with six months' notice prior to renewal. Mr. Richardson's employment agreement will provide for an initial base salary and an initial annual target bonus in the amount of $625,000 each. Mr. Richardson, 48, has been involved in an executive capacity in the management and operations of the Gold Strike Entities since 1977. Mr. Richardson is presently assisting Mr. Ensign in overseeing the operations of the Gold Strike Entities. Mr. Richardson also supervises all construction projects for the Gold Strike Entities.

  Under the terms of Mr. Schaeffer's employment agreement, he will be employed as the Company's President, Treasurer and Chief Financial Officer for an initial term of three years with subsequent one-year renewal terms, subject to early termination by either Mr. Schaeffer or the Company with six months' notice prior to renewal. Mr. Schaeffer's employment agreement will provide for an initial base salary and an initial annual target bonus in the amount of $600,000 each. Mr. Schaeffer, 41, has been involved in an executive capacity in the management and operations of the Gold Strike Entities since 1993, with responsibility for the strategy, finance and development of the entities. Prior thereto Mr. Schaeffer was President of the Company from July 1991 until February 1993 and Chief Financial Officer and a director of the Company from 1984 until February 1993.

  Under the terms of Mr. Sullivan's employment agreement, he will be employed as the Company's Senior Vice President--Operations for an initial term of three years with subsequent one-year renewal terms, subject to early termination by either Mr. Sullivan or the Company with six months' notice prior to renewal. Mr. Sullivan's employment agreement will provide for an initial base salary and an initial annual target bonus in the amount of $400,000 each, and 50% of Mr. Sullivan's target bonus will be guaranteed during the first year of the term of his agreement.

  Under the terms of Mr. Alamo's employment agreement, he will be employed as the Company's Senior Vice President--Operations for an initial term of three years with subsequent one-year renewal terms, subject to early termination by either Mr. Alamo or the Company with six months' notice prior to renewal.
Mr. Alamo's employment agreement will provide for an initial base salary and an initial annual target bonus in the amount of $400,000 each. Mr. Alamo, 53, has been most recently involved in the management and operations of the Gold Strike Entities since January 1, 1995. Previously, Mr. Alamo was the Executive Vice President and Chief Operating Officer of MGM Grand Hotel, Casino and Theme Park from July 1994 to December 1994 and its Senior Vice President and General Manager from January 1992 to July 1994. From September 1990 to December 1991, Mr. Alamo was the Senior Vice President and General Manager of the Desert Inn. Prior to that, Mr. Alamo was affiliated with the Gold Strike Entities from January 1989 to August 1990 in the capacities of General Manager for the Gold Strike Hotel & Gambling Hall, the Nevada Landing Hotel & Casino and a third property no longer owned by the Gold Strike Entities. Mr. Alamo was with the Company from its inception in 1974 to 1988, where, among other things, he served as General Manager of Circus Circus--Las Vegas from 1984 to 1988.

  Under the terms of Mr. Copp's employment agreement, he will be employed as the Company's Senior Vice President--Corporate Communications for an initial term of three years with subsequent one-year renewal terms, subject to early termination by either Mr. Copp or the Company with six months' notice prior to renewal. Mr. Copp's employment agreement will provide for an initial base salary and an initial annual target bonus in the amount of $200,000 each, and 50% of Mr. Copp's target bonus will be guaranteed during the first year of the term of his agreement.

  Under the terms of Mr. Solomon's employment agreement, he will be employed as the Company's Senior Vice President--Operations for an initial term of three years with subsequent one-year renewal terms, subject to early termination by either Mr. Solomon or the Company with six months' notice prior to renewal.
Mr. Solomon's employment agreement will provide for an initial base salary and an initial annual target bonus in the amount of $400,000 each. Mr. Solomon, 37, has been involved in the management and operations of the Gold Strike Entities since 1983. Among other positions, Mr. Solomon has served as Director of Operations for the Gold Strike Entities, and General Manager of the Gold Strike Hotel & Gambling Hall, since 1992. He served as General Manager of the Nevada Landing Hotel & Casino from January 1991 to March 1992. Previously he served as Director of Slot Operations at such property from October 1985 to January 1991.

  Under the terms of Mr. Sloan's employment agreement, he will be employed by the Company as a Senior Vice President and General Counsel for an initial term of three years with subsequent one-year renewal terms, subject to early termination by either Mr. Sloan or the Company with six months' notice prior to renewal.

Mr. Sloan's employment agreement will provide for an initial base salary and an initial annual target bonus in the amount of $300,000 each.

  Additionally, each agreement will provide that upon the termination of employment by the employee upon the occurrence of certain events, including a "Change in Control" or for other "Good Reason" or by the Company without "Cause," as each such term will be defined in the agreement (each, a "Designated Termination") or the Company's failure to consent to any automatic one-year extension of the agreement (or any automatic three-year extension in the case of Mr. Turner's agreement), the Company will be obligated to pay the employee's then-current base salary and targeted bonus (plus any other amounts due to, or for the benefit of, the employee) for the greater of the remainder of the agreement's then-current term or a period of 12 months (or a period of 36 months in the case of Mr. Turner's agreement) and all options to purchase the Company's Common Stock held by the employee will become exercisable immediately, provided, in the case of options held under the 1995 Special Stock Option Plan, that such plan has been approved by the Company's stockholders and the Company has acquired the Gold Strike Entities as described under "Approval of the 1995 Special Stock Option Plan." For information concerning options held by Messrs. Turner, Sullivan, Copp and Sloan as of January 31, 1995, see column
(d) of the table appearing under "Option Exercises in Last Fiscal Year," above. For additional information concerning options granted to Messrs. Turner, Schaeffer, Alamo and Solomon on March 19, 1995, see "Approval of the 1995 Special Stock Option Plan."

AGREEMENT RELATING TO RESIGNATION OF OFFICER

  On December 16, 1994, in connection with the resignation of Terry L. Caudill as a Vice President and Chief Accounting Officer of the Company, Mr. Caudill and the Company entered into an agreement (the "Caudill Agreement") relating to Mr. Caudill's continued employment as a consultant to provide consultation concerning such matters as might be requested by the Chairman of the Board. The Caudill Agreement continues until October 5, 1996 unless earlier terminated by Mr. Caudill upon ten days' notice. The Caudill Agreement provides for compensation to Mr. Caudill of $150,000, of which $75,000 was paid in December 1994 and the balance was paid in February 1995. The Caudill Agreement also provides for Mr. Caudill's continued receipt of certain health and medical benefits and insurance coverage during the period the Caudill Agreement is in effect.

      REPORT OF THE COMPENSATION AND STOCK OPTION COMMITTEES ON EXECUTIVE
                                  COMPENSATION

INTRODUCTION

  Until July 8, 1994, the Company's policies and procedures relating to the compensation of the Company's executive officers were determined by a Compensation and Related Benefits Committee (the "Compensation Committee") established by the Board of Directors, and executive compensation, other than awards made pursuant to the Company's stock option, stock incentive and stock purchase warrant plans (collectively the "Plans"), was determined by the Compensation Committee. Until such date, issuances of stock options or other awards pursuant to the Plans was the responsibility of a Stock Option Committee (the "Option Committee"), also established by the Board of Directors, which made such awards in accordance with the respective terms and conditions of the Plans. Effective July 8, 1994, the Board of Directors consolidated the Compensation Committee and the Option Committee into a new Consolidated Compensation and Stock Option Committee (the "Consolidated Compensation Committee") with all of the duties previously performed by the consolidated committees. Each member of the Option Committee was, and each member of the Consolidated Compensation Committee is, a "disinterested person" within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934. The current members of the Consolidated Compensation Committee are Tony Coelho, Chairman, Arthur M. Smith and Fred W. Smith, each of whom has served on such committee since its creation. No other person has served on the Consolidated Compensation Committee since it was established. The membership of the Compensation Committee from February 1, 1994 until its consolidation consisted of James Cashman III, now deceased, who served as Chairman, Tony Coelho and Fred W. Smith. The membership of the Option Committee from February 1, 1994 until its consolidation consisted of William G. Bennett, Chairman, William N. Pennington and Arthur M. Smith. The only person who served on the Compensation Committee, the Option Committee or the Consolidated Compensation Committee during the year ended January 31, 1995 and participated in deliberations concerning executive compensation while also serving as an officer or employee of the Company was William G. Bennett who served as the Company's Chief Executive Officer until February 24, 1994, as Chairman of the Board of the Company until July 8, 1994 and resigned from the Company's Board of Directors effective March 6, 1995. William N. Pennington was an officer of the Company until his retirement in 1988.

COMPENSATION POLICIES

  The Company's current policies with respect to executive compensation are as follows:

  1.To establish compensation programs designed to attract and retain highly-qualified executives.

  2. To provide motivation to the Company's executives through compensation that is correlated to the performance of the individual and to the performance of the Company.

  3. To compensate executives in a manner that rewards both current performance and longer-term performance.

  4. To provide executives with a financial interest in the success of the Company similar to the interests of the Company's stockholders.

  Consistent with the aforementioned policies, the Company's compensation of its executive officers during the year ended January 31, 1995 involved a combination of salary and (with the exception of Messrs. Turner and Sullivan) bonuses to reward short-term performance, and grants of awards under the Plans which are intended to encourage and reward longer-term performance. During the fiscal year ended January 31, 1995, the only awards made pursuant to the Plans were stock options, although under the terms of the Company's 1991 Stock Incentive Plan, the Consolidated Compensation Committee may include in future awards grants of restricted stock or performance shares in combination with or in addition to stock options.

  The base salaries of the Company's executive officers, other than those of Clyde T. Turner, the Company's Chief Executive Officer (discussed below), and the Company's Executive Vice President and Chief Operating Officer, were fixed by the Compensation Committee for fiscal 1995, without reference to any specific criteria, at levels intended to make such officers dependent for the principal portion of their compensation on bonuses earned over the year. The Executive Vice President and Chief Operating Officer's salary was established by negotiation at a level which the Compensation Committee determined was reasonable without reference to any specific criteria.

  Bonus awards currently are paid quarterly from a bonus pool to which the Company allocates an amount for each of its properties equal to a predetermined percentage of the amount by which such property's operating income for the period exceeds a predetermined base amount. No other specific measure of corporate performance is considered in determining the amount allocated to the bonus pool. The aforementioned percentages and base amounts of operating income are generally established prior to the applicable period, but are subject to adjustment from time-to-time in such manner as the Consolidated Compensation Committee determines (and, prior to July 8, 1994, the Compensation Committee determined) in its discretion to reflect market conditions and other factors determined to have impacted the Company's performance. The allocation of bonus payments among the Company's executives is determined based on the Consolidated Compensation Committee's (and, prior to July 8, 1994, the Compensation Committee's) subjective evaluation of such executives' respective levels of supervisory or management responsibilities and individual performances. For information concerning an Executive Officer Bonus Plan pursuant to which the compensation of certain of the Company's executive officers for the current fiscal year will include bonuses which are intended to constitute "qualified performance based compensation" under Section 162(m) of the Internal Revenue Code, enacted in 1993, if such plan is approved by stockholders at the meeting, see "Approval of the Executive Officer Bonus Plan".

  The Consolidated Compensation Committee's (and, prior to July 8, 1994, the Option Committee's) awards under the Plans (which consisted solely of stock options in fiscal 1995) are intended to provide executives with increased motivation and incentive to exert their best efforts on behalf of the Company by enlarging their personal stake in the Company's success through the opportunity to acquire an increased stock ownership in the Company and to benefit from appreciation in the value of the Company's stock. Awards made pursuant to the Plans are based on the Consolidated Compensation Committee's (and, prior to July 8, 1994, the Option Committee's) subjective evaluation of the respective levels of supervisory or management responsibilities of potential recipients of awards and their potential contribution to the Company's long-term success. In arriving at its decisions, the Consolidated Compensation Committee considers (and, prior to July 8, 1994, the Option Committee considered), among other factors, the respective numbers and terms of the options already held by the Company's executive officers. Except to the extent performance of the Company's Common Stock was a factor in the repricing of options in November 1994 (as discussed under "Report on Repricing of Options", below), the Company's past performance was not a factor in the Consolidated Compensation Committee's (and, prior to July 8, 1994, the Option Committee's) awards of stock options during fiscal 1995. The practice of the Consolidated Compensation Committee has (and, prior to July 8, 1994, the Option Committee had) been to issue all stock options at exercise prices equal to the market value of the Company's Common Stock on the date of the grant, thus linking the value of such options to the subsequent performance of the Company's Common Stock and thereby giving the holders of the options an interest in the Company's performance similar to that of its stockholders.

REPORT ON REPRICING OF OPTIONS

  The Company's stock option plans have been utilized to provide executives and other key employees with increased motivation and incentive to exert their best efforts on behalf of the Company through the opportunity to benefit from appreciation in the value of the Company's Common Stock. On November 19, 1994, the Consolidated Compensation Committee concluded that the then outstanding options to purchase shares of the Company's Common Stock held by its executive officers and other employees which had exercise prices of $22.42 or higher (representing a weighted average per share exercise price of $29.12) were not providing the intended incentive value to the optionees as a result of the then-current market price for the Company's Common Stock which closed at $21.25 on the preceding business day and had traded below the aforementioned weighted average price for over six months preceding the repricing. In order to restore the incentive value to such options, the Consolidated Compensation Committee granted a new option for each then outstanding option having an exercise price of $22.42 or higher entitling the optionee to purchase the identical numbers of shares of the Company's Common Stock at a reduced exercise price of $21.25 per share, the then-current market price for the Company's Common Stock, subject in each case to the optionee's surrender to the Company of the repriced option for cancellation. Each of the newly-issued options has the same expiration date and (with the exception of a minimum waiting period of six months prior to initial exercisability imposed with respect to each of the new options) the terms applicable to exercisability are the same as those for the option surrendered in exchange therefor.

POLICY REGARDING DEDUCTIBILITY OF COMPENSATION FOR TAX PURPOSES--COMPLIANCE WITH INTERNAL REVENUE CODE SECTION 162(M)

  Section 162(m) of the Internal Revenue Code, enacted in 1993, generally disallows a tax deduction to public companies for compensation over $1 million paid to the company's chief executive officer and four other most highly compensated executive officers. Qualifying performance-based compensation will not be subject to the deduction limitation if certain requirements are met. The Consolidated Compensation Committee's current policy is to structure the performance-based portion of the compensation of its executive officers (currently consisting of stock option grants and the bonuses described above) in a manner that complies with the new statute whenever, in the judgment of the Consolidated Compensation Committee, to do so would be consistent with the objectives of the compensation plan under which the compensation would be payable. For information concerning the adoption by the Board of Directors of an Executive Officer Bonus Plan which is being submitted to stockholders for approval at the meeting and which is intended to make the bonuses awarded pursuant thereto fully deductible under Section 162(m), see "Approval of the Executive Officer Bonus Plan."

COMPENSATION OF THE CHIEF EXECUTIVE OFFICER

  The compensation of Clyde T. Turner, who assumed his current position as Chief Executive Officer of the Company on February 24, 1994, was fixed by the Compensation Committee for fiscal 1995, without reference to any specific criteria, at a base salary the Compensation Committee determined was reasonable. During the fiscal year ended January 31, 1995, William G. Bennett, who served as the Company's Chief Executive Officer for a 24-day period until his resignation on February 24, 1994, at his request, received no compensation from the Company for his services.

                                                             CONSOLIDATED
        COMPENSATION AND             STOCK OPTION       COMPENSATION AND STOCK
   RELATED BENEFITS COMMITTEE          COMMITTEE           OPTION COMMITTEE
     Tony Coelho, Chairman      W. G. Bennett, Chairman Tony Coelho, Chairman
     Fred W. Smith              W. N. Pennington        Fred W. Smith
                                Arthur M. Smith         Arthur M. Smith

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  The current members of the Company's Consolidated Compensation and Stock Option Committee (the "Consolidated Compensation Committee") are Tony Coelho, Chairman, Fred W. Smith and Arthur M. Smith, each of whom has served since the committee was established on July 8, 1994. No other person has served on the Consolidated Compensation Committee since it was established. Messrs. Coelho and Fred Smith also served with James Cashman III, now deceased, on the predecessor Compensation Committee, and William G. Bennett, William N. Pennington and Arthur M. Smith served on the predecessor Option Committee until those committees were consolidated effective July 8, 1994 to form the Consolidated

Compensation Committee. None of the aforementioned members of the Consolidated Compensation Committee, the Compensation Committee and the Option Committee, other than Messrs. Bennett and Pennington, is an officer or other employee, or former officer, of the Company or any subsidiary of the Company. William G. Bennett, who served as the Company's Chief Executive Officer until February 24, 1994, as Chairman of the Board of the Company until July 8, 1994, and resigned from the Company's Board of Directors effective March 6, 1995, and William N. Pennington, a former President of the Company, each is a founder of the Company and formerly held various offices with the Company and subsidiaries of the Company.

  During the fiscal year ended January 31, 1995, Silver State Aviation, Inc. ("SSA") provided maintenance services for the Company's aircraft. For such services, the Company paid SSA $12,680. During such period, SSA also rented aircraft to the Company for which the Company paid SSA an additional $72,890. SSA is wholly-owned by William G. Bennett.

  Effective January 1, 1994, the Company and Scores, Inc. entered into an agreement pursuant to which Scores, Inc. subleases 50% of the aircraft hangar space leased by the Company from an unaffiliated third party and for which the Company paid in 1994, and is obligated to pay in 1995 and 1996, rent at a monthly base rate of $8,894, $9,339 and $9,806, respectively, plus allocable utility costs. The agreement, which is for a term of three years, requires Scores, Inc. to pay the Company rent at the rate of $5,000 per month. Fred W. Smith, a director of the Company, holds a one-third ownership interest in Scores, Inc.

  On March 5, 1995, the Company and William G. Bennett, the Company's former Chairman of the Board and Chief Executive Officer, entered into a Settlement Agreement (the "Settlement Agreement") for the purpose of settling a lawsuit filed by the Company in the District Court, Clark County, Nevada (the "Court") on January 17, 1995. The complaint had sought injunctive relief as well as damages alleged to have been incurred as a result of Mr. Bennett's alleged breach of his fiduciary duty to the Company by entering into an agreement (the "Hacienda Agreement") to purchase the Hacienda Hotel & Casino, an alleged corporate opportunity of the Company. Pursuant to the Settlement Agreement, Mr. Bennett assigned to the Company all of his right, title and interest in the Hacienda Agreement and resigned from his position as a director of the Company, and an order of dismissal of the suit with prejudice was entered in the Court on March 7, 1995. Pursuant to the Settlement Agreement, the Company also deposited the sum of $5,000,000 with the escrow agent under the Hacienda Agreement to permit the reimbursement of Mr. Bennett for his original downpayment of such amount. The Settlement Agreement included the Company's disclaimer of any interest in purchasing any other property that Mr. Bennett may subsequently acquire. It also included the Company's agreement to commence negotiation with Mr. Bennett's representative within ten days to determine whether suitable terms could be reached regarding the Company's filing of a registration statement to facilitate Mr. Bennett's sale of his Common Stock. As of the date hereof, agreement on such terms has not been reached. On April 27, 1995, Mr. Bennett consummated the sale of 6,000,000 shares (representing approximately 94% of the shares he beneficially owned as of April 24, 1995) pursuant to Rule 144 under the Securities Act of 1933.

  The aforementioned transactions with SSA and Scores, Inc. were reviewed and approved by the Audit Committee of the Company's Board of Directors, with Fred.
W. Smith, then a member of the Audit Committee, abstaining with respect to the vote regarding the Scores, Inc. transaction.

                   COMPARATIVE STOCK PRICE PERFORMANCE GRAPH

  The graph below compares the cumulative total return (assuming reinvestment of dividends) from January 31, 1990 to January 31, 1995, on the Company's Common Stock with (i) the Standard & Poor's 500 Stock Index and (ii) an industry peer group which is comprised of the following gaming companies which were publicly-traded during such period: Aztar Corporation, Caesars World, Inc., Elsinore Corp., Mirage Resorts, Incorporated, Sahara Resorts, Sands Regent and Showboat Inc. The graph assumes an investment of $100 on January 31, 1990 in each of the Company's Common Stock, the stocks comprising the Standard & Poor's 500 Stock Index and the stocks of the companies comprising the aforementioned peer group.

  The historical stock price performance of the Company's Common Stock shown on the graph below is not necessarily indicative of future price performance.

  The graph below shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement or any portion hereof into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934 and shall not otherwise be deemed filed under such Acts.



               COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN
              AMONG CIRCUS CIRCUS, S&P 500 INDEX AND PEER GROUP

                        PERFORMANCE GRAPH APPEARS HERE

Measurement Period                             S&P
(Fiscal Year Covered)        CIRCUS CIRCUS     500 INDEX     Peer Group
- ---------------------        -------------     ---------     ----------
Measurement Pt- 1/31/90      $100              $100          $100
FYE  1/31/91                 $117              $108          $ 73
FYE  1/31/92                 $165              $133          $123
FYE  1/31/93                 $239              $147          $172
FYE  1/31/94                 $242              $166          $225
FYE  1/31/95                 $175              $167          $217

                              CERTAIN TRANSACTIONS

  For information concerning transactions with a corporation wholly-owned by William G. Bennett and a corporation of which Fred W. Smith is a one-third owner and an agreement in settlement of litigation between the Company and Mr. Bennett, see "Compensation Committee Interlocks and Insider Participation."

          INFORMATION CONCERNING COMMITTEES OF THE BOARD OF DIRECTORS

  Among the current committees of the Company's Board of Directors is an Audit Committee, the Consolidated Compensation Committee and a Directors' Nominating Committee. The Consolidated Compensation Committee was created in July 1994 as a result of the consolidation of the Board's predecessor compensation and stock option committees.

  Presently, the members of the Audit Committee are Arthur M. Smith, William N. Pennington, Tony Coelho and Carl F. Dodge. The Audit Committee held five (5) meetings during the year ended January 31, 1995. The Audit Committee reports periodically to the Board of Directors concerning the functions of the committee. The functions of the Audit Committee include (i) reviewing and making recommendations to the Board of Directors with respect to the engagement of an independent accounting firm to audit the Company's financial statements for the then current fiscal year; (ii) instructing the certified public accountants to expand the scope and extent of the annual audits of the Company into areas of any concern to the Audit Committee, and, at its discretion, directing other special investigations to insure the objectivity of the financial reporting of the Company; (iii) reviewing the reports submitted by the certified public accountants and reporting thereon to the Board of Directors with such recommendations as the Audit Committee may deem appropriate; (iv) meeting with such officers and department managers of the Company as the Audit Committee deems necessary in order to determine the adequacy of the Company's accounting principles and financial and operating policies, controls and practices, its public financial reporting policies and practices, and the results of the Company's annual audit; (v) meeting periodically with members of the Company's internal audit department and reviewing the reports of such department; (vi) conducting inquiries into any of the foregoing, the underlying and related facts, including such matters as the conduct of the Company's personnel, the integrity of the Company's records, the adequacy of the procedures and the legal and financial consequences of such facts; and (vii) retaining and deploying such professional assistance, including outside counsel and auditors, as the Audit Committee deems necessary or appropriate, in connection with the exercise of its powers.

  Presently, the members of the Consolidated Compensation Committee are Tony Coelho, Arthur M. Smith and Fred W. Smith. The Consolidated Compensation Committee and its predecessor committees held a total of two (2) meetings during the year ended January 31, 1995. The Consolidated Compensation Committee reports periodically to the Board of Directors concerning the functions of the committee. The Consolidated Compensation Committee's functions include (i) reviewing on a periodic basis the compensation of the Company's officers; (ii) recommending to the Board of Directors appropriate levels of compensation, including retirement, medical and incentive programs, for the Company's officers; and (iii) retaining such professional consultants or other assistance as the committee deems necessary or appropriate in connection with the performance of its duties. The Consolidated Compensation Committee's functions also include administration of the Company's stock option, stock incentive and stock purchase warrant plans (collectively the "Plans"), including the issuance of stock options or other awards pursuant to the Plans.

  Presently, the members of the Directors' Nominating Committee are Clyde T. Turner, Carl F. Dodge and Fred W. Smith. The Directors' Nominating Committee did not meet during the fiscal year ended January 31, 1995. The function of this committee is to evaluate and present to the Board of Directors, for its consideration, candidates to fill positions on the Board of Directors. The Directors' Nominating Committee will consider individuals recommended by stockholders. Any stockholder who wishes to recommend a prospective nominee for the Board of Directors for the committee's consideration may write Mike Sloan, Secretary, Circus Circus Enterprises, Inc., 2880 Las Vegas Boulevard South, Las Vegas, Nevada 89109.

  The Board of Directors held a total of eight (8) meetings during the fiscal year ended January 31, 1995. During such fiscal year, each director attended 75% or more of the total number of meetings of the Board and the committees of the Board on which he served that were held during the periods he served.

                 APPROVAL OF THE 1995 SPECIAL STOCK OPTION PLAN


BACKGROUND

  Pursuant to an Agreement and Plan of Merger dated as of March 19, 1995 (the "Merger Agreement") and an Exchange Agreement dated as of March 19, 1995 (the "Exchange Agreement" and, together with the Merger Agreement, the "Gold Strike Agreements"), the Company has agreed, subject to the receipt of certain regulatory approvals and the satisfaction of certain conditions, to acquire from certain entities and individuals (collectively the "Gold Strike Shareholders") a group of affiliated entities (collectively the "Gold Strike Entities") which own the Gold Strike Hotel & Gambling Hall and the Nevada Landing Hotel & Casino in Jean, Nevada, the Railroad Pass Hotel & Casino in Henderson, Nevada, a 50% interest in a joint venture partnership with an affiliate of Hyatt Development Corporation which owns the Grand Victoria, a riverboat casino and land-based entertainment complex in Elgin, Illinois (situated approximately 40 miles northwest of downtown Chicago), a 50% interest in a joint venture partnership with an affiliate of Mirage Resorts, Incorporated which is developing a 3,000-room gaming resort near the south end of the Las Vegas Strip and certain other assets (collectively the "Gold Strike Properties"). The Gold Strike Agreements provide for the Company's acquisition of the Gold Strike Entities (the "Acquisitions") in exchange for its issuance of 16,291,551 shares of its Common Stock and the issuance by a subsidiary of the Company of shares of the subsidiary's preferred stock which will be convertible into an additional 793,156 shares of the Company's Common Stock, as well as the Company's payment of approximately $12.1 million in cash and its assumption of approximately $165 million of debt. Upon consummation of the Acquisitions (which are expected to occur at the end of May 1995 assuming satisfaction of certain conditions), certain of the Gold Strike Shareholders will enter into a five-year standstill agreement with the Company, and the Company will enter into a registration rights agreement covering the Company's Common Stock to be issued to the Gold Strike Shareholders in the Acquisitions.

  Following consummation of the Acquisitions, the Board intends to increase the number of directors in Classes II and III from two (2) to three (3) and fill the vacancies so created by the election of individuals designated by the Gold Strike Shareholders pursuant to the Merger Agreement, in each case for the balance of the current term of such class. The Company has been informed by the Gold Strike Shareholders that they will designate William A. Richardson for election as a Class II director and Michael S. Ensign for election as a Class III director. Pursuant to the Merger Agreement, the Company is also obligated to use its best efforts to cause the two individuals designated by the Gold Strike Shareholders to be nominated to positions as Class II and Class III directors, respectively, for the full terms of such classes when they next stand for election in 1996 and 1997, respectively. For additional information concerning Messrs. Ensign and Richardson, see "Management Remuneration-- Employment Agreements".

  STOCKHOLDERS ARE NOT REQUIRED TO, AND ARE NOT BEING ASKED TO, APPROVE THE ACQUISITIONS. CONSUMMATION OF THE ACQUISITIONS IS NOT CONDITIONED ON APPROVAL BY THE COMPANY'S STOCKHOLDERS.

  Pursuant to the terms of the Gold Strike Agreements, upon the closing of the Acquisitions, the Company is obligated to enter into employment agreements with certain of its executive officers, including Clyde T. Turner, Kurt D. Sullivan, Daniel N. Copp and Mike Sloan, and the following Gold Strike executives, who would become executive officers of the Company: Messrs. Ensign and Richardson, Glenn W. Schaeffer, Antonio C. Alamo and Gregg H. Solomon. See "Management Remuneration--Employment Agreements". The Merger Agreement also provides for the Company's recommendation to its Consolidated Compensation Committee of a grant to Messrs. Turner, Schaeffer, Alamo and Solomon (the "Designated Optionees") of options to purchase shares of the Company's Common Stock, as more fully described below. However, the exercisability of any such options is subject to, among other things (i) approval by the Company's stockholders of the plan pursuant to which such options are granted and (ii) the closing of the Acquisitions. If the Acquisitions close and the Plan is not approved by the Company's stockholders before March 19, 1996, the Company is obligated to provide the Designated Optionees with compensation having an economic value substantially equivalent to the aforementioned options.

  On March 19, 1995, the Board of Directors adopted the 1995 Special Stock Option Plan, a copy of which is attached hereto as Appendix A (the "Plan"), subject to approval by the Company's stockholders before March 19, 1996 and the Company's acquisition of the Gold Strike Entities, in order to establish a plan pursuant to which the aforementioned options to the Designated Optionees might be granted. Unless the Plan is approved by the Company's stockholders before March 19, 1996 and the Company acquires the Gold Strike Entities, before the options would otherwise expire, the Plan and each option granted pursuant thereto will become null and void. Accordingly, even if the Plan is approved by stockholders at the meeting, it and each option granted pursuant thereto will become null and void if the Company's acquisition of the Gold Strike Entities does not occur before the options would otherwise expire.

  In the opinion of the Board of Directors, the Company and its stockholders have benefitted substantially from having the Company's executive officers acquire shares of the Company's Common Stock pursuant to options granted under the Company's stock option plans. Such options, in the opinion of the Board, have been a highly effective incentive, reinforcing the identity of interest between the Company's executive officers and its stockholders with respect to the Company's strategies for profitable growth and share-value appreciation. Although the Company's acquisition of the Gold Strike Entities is not conditioned on the approval by stockholders of the Plan, the Board of Directors believes it is in the Company's best interest that the Plan be approved by stockholders in order to provide the incentive to the Designated Optionees intended to be afforded by the aforementioned option grants. At the close of business on April 24, 1995, the number of shares for which additional options could be granted to officers and other employees under the Company's current option plans was 2,292,500, excluding 337,500 shares reserved for issuance to certain non-employee directors as "formula awards".

DESCRIPTION OF OPTIONS GRANTED PURSUANT TO THE PLAN

  On March 19, 1995, the Company's Consolidated Compensation Committee, which administers the Plan (the "Committee"), granted options to the Designated Optionees pursuant to the Plan. The following table sets forth for each of the Designated Optionees the number of shares of the Company's Common Stock issuable to such individual upon the exercise of such options:

                               NEW PLAN BENEFITS

                         1995 SPECIAL STOCK OPTION PLAN

   NAME AND POSITION                                           NUMBER OF SHARES
   -----------------                                           ----------------
   Clyde T. Turner............................................    2,000,000
    Chairman of the Board,
    Chief Executive Officer
    and President(1)
   Glenn W. Schaeffer(2)......................................      900,000
   Antonio C. Alamo(3)........................................      200,000
   Gregg H. Solomon(4)........................................      200,000

- --------
(1) If the Company acquires the Gold Strike Entities, Mr. Turner will relinquish the position of President while retaining the positions of Chairman of the Board and Chief Executive Officer.

(2) If the Company acquires the Gold Strike Entities, Mr. Schaeffer, who does not currently hold a position with the Company, will become the Company's President, Treasurer and Chief Financial Officer. Upon the closing of the transaction, Mr. Schaeffer is entitled to receive in exchange for his interest in the Gold Strike Entities shares of the preferred stock of a subsidiary of the Company which will be convertible into an aggregate of 407,971 shares of the Company's Common Stock.

(3) If the Company acquires the Gold Strike Entities, Mr. Alamo, who does not currently hold a position with the Company, will become a Senior Vice President--Operations of the Company. Upon the closing of the transaction, Mr. Alamo is entitled to receive in exchange for his interest in the Gold Strike Entities shares of the preferred stock of a subsidiary of the Company which will be convertible into an aggregate of 269,415 shares of the Company's Common Stock.

(4) If the Company acquires the Gold Strike Entities, Mr. Solomon, who does not currently hold a position with the Company, will become a Senior Vice President--Operations of the Company. Upon the closing of the transaction, Mr. Solomon is entitled to receive in exchange for his interest in the Gold Strike Entities shares of the preferred stock of a subsidiary of the Company which will be convertible into an aggregate of 38,794 shares of the Company's Common Stock.

The exercisability of each of the grants reflected in the table above is subject to approval of the Plan by the Company's stockholders before March 19, 1996 and the Company's acquisition of the Gold Strike Entities (the "Gold Strike Closing"). Assuming the approval of the Plan by the Company's stockholders before March 19, 1996 and the occurrence of the Gold Strike Closing, each of the aforementioned options will, according to their respective terms, become fully exercisable in the event of a "Change of Control" as defined in the optionee's employment agreement or if the optionee's employment with the Company is terminated (i) by the Company without "Cause", or (ii) by the optionee for "Good Reason" each as defined in the Plan.

  Mr. Turner's options, for which he is required to pay the Company a purchase price of $1 per share, or an aggregate of $2,000,000, were granted with an exercise price of $27.875 per share (representing 110% of the fair market value of the Company's Common Stock on the date of the grant). Such options will become exercisable as to 666,667 shares each on the first and second anniversaries of the Gold Strike Closing and as to an additional 666,666 shares on the third such anniversary. The $2,000,000 option purchase price is payable by Mr. Turner within two (2) business days following the later to occur of (i) approval of the Plan by the Company's stockholders, and (ii) the date on which the Gold Strike Closing occurs. If such purchase price is not paid prior to the expiration of such two-day period Mr. Turner's options will become null and void. Unless earlier exercised or terminated, Mr. Turner's options expire on March 19, 2002.

  Mr. Schaeffer's options include (i) options to purchase 500,000 shares of the Company's Common Stock at a purchase price of $25.25 per share (representing the fair market value of the Common Stock on the date of the grant) which become exercisable as to 100,000 shares on the first anniversary of the Gold Strike Closing and as to an additional 100,000 shares on each of the four succeeding anniversaries, (ii) options to purchase an additional 200,000 such shares at a purchase price of $30.30 per share (representing 120% of the fair market value of the Common Stock on the date of the grant) which become exercisable as to 40,000 shares on the first anniversary of the Gold Strike Closing and as to an additional 40,000 shares on each of the four succeeding anniversaries, and (iii) options to purchase an additional 200,000 such shares at a purchase price of $32.825 per share (representing 130% of the fair market value of the Common Stock on the date of the grant) which become exercisable as to 40,000 shares on the first anniversary of the Gold Strike Closing and as to an additional 40,000 shares on each of the four succeeding anniversaries. Unless earlier exercised or terminated, Mr. Schaeffer's options expire on March 19, 2005.

  Mr. Alamo's options entitle him to purchase 200,000 shares of the Company's Common Stock at a purchase price of $25.25 per share (representing the fair market value of the Common Stock on the date of the grant) which become exercisable as to 40,000 shares on the first anniversary of the Gold Strike Closing and as to an additional 40,000 shares on each of the four succeeding anniversaries. Unless earlier exercised or terminated, Mr. Alamo's options expire on March 19, 2005.

  Mr. Solomon's options entitle him to purchase 200,000 shares at a purchase price of $25.25 per share (representing the fair market value of the Common Stock on the date of the grant) which become exercisable as to 40,000 shares on the first anniversary of the Gold Strike Closing and as to an additional 40,000 shares on each of the four succeeding anniversaries. Unless earlier exercised or terminated, Mr. Solomon's options expire on March 19, 2005.

DESCRIPTION OF THE PLAN

  The purposes of the Plan are to enable the Company to retain the services of its Chief Executive Officer, Clyde T. Turner, and afford him the opportunity to substantially increase his ownership interest in the Company's Common Stock, and to attract and retain the services of the other Designated Optionees who are senior executive officers of certain of the Gold Strike Entities, all pursuant to the terms of the Merger Agreement. The full text of the Plan is set forth in Appendix A hereto, and the following description is qualified in its entirety by reference to Appendix A.

  The Plan authorizes the Committee (subject in each instance to the prior or subsequent approval of the Plan by the Company's stockholders before March 19, 1996 and the occurrence of the Gold Strike Closing), to grant stock options not intended to qualify as "incentive stock options", as defined under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code") to purchase up to an aggregate of 3,300,000 shares of the Company's Common Stock, $.01 2/3 par value. Stock options may be granted for a term of up to ten years. For information concerning options granted to the Designated Optionees on March 19, 1995, to purchase the entire 3,300,000 shares permitted to be issued pursuant to the Plan, see "Description of the Options Granted Pursuant to the Plan", above.

  The Plan is administered by the Committee, which is appointed by the Company's Board of Directors. The Committee, as presently constituted, conforms to the Plan's requirement that it consist of two or more members of the Board of Directors, each of whom must be a "disinterested" person within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934 and an "outside director" for purposes of Section 162(m) of the Code. Vacancies on the Committee, howsoever caused, are filled by the Company's Board of Directors. Under the terms of the Plan, the Committee has the authority to determine, subject to the terms and conditions of the Plan, the persons to whom options are granted pursuant to the Plan, the number of such options granted to each optionee and the terms and conditions of each such option, including its duration.

  Under the terms of the Plan, if a stock option or portion thereof expires or is terminated, cancelled or surrendered for any reason without being exercised in full, the unpurchased shares of Common Stock which were subject to such stock option or portion thereof shall not be available for future grants of stock options under the Plan. Because options have been granted pursuant to the Plan to purchase the maximum number of shares of Common Stock that may be issued pursuant to the Plan, this provision precludes any future grant of options pursuant to the Plan regardless of the ultimate disposition of the Plan's currently outstanding options. See "Description of the Options Granted Pursuant to the Plan", above.

  Stock options may be granted by the Committee pursuant to the Plan only to the Designated Optionees. The Committee may grant stock options to purchase such number of shares of Common Stock (subject to the below-mentioned limitation on the number of options that may be granted to any one Designated Optionee) as the Committee may, in its sole discretion, determine. In granting stock options, the Committee, on an individual basis, may vary the number of stock options as between optionees and, within the aforementioned limit, may grant stock options to a Designated Optionee in such amounts as the Committee may determine in its sole discretion. The Committee may amend or waive any term or condition of a stock option, including any condition to the exercisability of any such option, and no such amendment or waiver shall in any way diminish the effectiveness of such option as granted on its date of grant, as so amended or as so modified by the waiver, or constitute the grant of a new stock option.

  The exercise price of stock options granted pursuant to the Plan may not be less than the fair market value of the Common Stock as of the date of grant. Stock options may not be granted under the Plan to any Designated Optionee to purchase in excess of 2,000,000 shares of the Company's Common Stock. The option exercise price for each option granted pursuant to the Plan must be paid in cash, by check, bank draft or money order, or, in the discretion of the Committee, with Common Stock of the Company owned by the optionee or deliverable upon the exercise of an option and having a fair market value on the date of exercise equal to the aggregate exercise price of the shares to be so purchased, or a combination thereof.

  The Plan can be amended, suspended, reinstated or terminated by the Board of Directors, provided, however, that without approval of the Company's stockholders, no amendment shall be made which (i) increases the maximum number of shares of Common Stock which may be subject to stock options granted under the Plan, except for specified adjustment provisions, (ii) extends the term of the Plan, (iii) increases the period during which a stock option may be exercised beyond ten years from the date of the grant, (iv) materially increases the benefits accruing to optionees under the Plan, (v) materially modifies the requirements as to eligibility for participation in the Plan, or
(vi) will cause stock options granted under the

Plan to fail to meet the requirements of Rule 16b-3. Assuming the requisite approval of the Plan by the Company's stockholders before March 19, 1996 and the Company's acquisition of the Gold Strike Entities, the Plan will continue in effect until March 19, 2005, unless previously terminated by the Board of Directors.

  Options granted pursuant to the Plan are not assignable or transferable except by will or the laws of descent and distribution. Options acquired pursuant to the Plan may be exercised during the optionee's lifetime only by the optionee (or the optionee's guardian or legal representative).

  If an optionee's employment by, or relationship with, the Company or its subsidiaries shall terminate as a result of such optionee's total disability, each stock option held by such optionee (which has not previously lapsed or terminated) shall immediately become fully exercisable as to the total number of shares of Common Stock subject thereto (whether or not exercisable to that extent at the time of such termination) and shall remain so exercisable by such optionee for a period of six months after termination unless such stock option expires earlier by its terms. For purposes of the foregoing sentence, "total disability" means permanent mental or physical disability as determined by the Committee. In the event of the death of an optionee, each stock option held by such optionee (which has not previously lapsed or terminated) shall immediately become fully exercisable as to the total number of shares of Common Stock subject thereto (whether or not exercisable to that extent at the time of death) by the executor or administrator of the optionee's estate or by the person or persons to whom the deceased optionee's rights thereunder have passed by will or by the laws of descent or distribution, and shall remain so exercisable for a period of six months after such optionee's death unless such stock option expires earlier by its terms. If an optionee's employment by the Company shall terminate by reason of such optionee's retirement in accordance with Company policy, each stock option held by such optionee at the date of termination (which has not previously lapsed or terminated) shall immediately become fully exercisable as to the total number of shares of Common Stock subject hereto (whether or not exercisable to that extent at the time of such termination) and shall remain so exercisable by such optionee for a period of six months after termination, unless the stock option expires earlier by its terms. In the event the Company terminates the employment of an optionee without "Cause" or the optionee terminates his employment with the Company for "Good Reason", as such terms shall be defined in any employment agreement between the Company and optionee, each stock option held by such optionee (which has not previously lapsed or terminated) shall immediately become fully exercisable as to the total number of shares of Common Stock subject thereto (whether or not exercisable to that extent at the time of such termination) and shall remain so exercisable for a period of six months after such termination unless such stock option expires earlier by its terms. In the event an optionee's employment by, or relationship with, the Company shall terminate for any other reason while such optionee holds stock options granted under the Plan, then all rights of any kind under any outstanding stock option held by such optionee which shall not have previously lapsed or terminated and which are exercisable on the date of termination of employment shall remain so exercisable by such optionee for a period of three months after termination unless such stock option expires earlier by its terms. Notwithstanding any provision to the contrary, no option granted pursuant to the Plan may be exercised or become exercisable, whether upon the optionee's termination of employment as a result of his total disability, death, retirement or otherwise, unless the Company's stockholders have approved the Plan in accordance with its terms (which approval shall have occurred before March 19, 1996) and the Company shall have acquired the Gold Strike Entities.

  The purchase price and the number and kind of shares that may be purchased upon exercise of options granted pursuant to the Plan, and the number of shares which may be granted pursuant to the Plan, are subject to adjustment in certain events, including any stock splits, recapitalizations and reorganizations.

  On April 27, 1995, the last sale price of the Company's Common Stock, as reported on the New York Stock Exchange Composite Tape, was $33 1/4 per share.

  The foregoing description of the Plan is qualified in all respects by the actual provisions of the Plan, a copy of which is included as Appendix A.

CERTAIN FEDERAL INCOME TAX ASPECTS OF THE PLAN

  Set forth below is a general summary of the Federal income tax consequences associated with the Plan.

  Non-Qualified Options. Options granted under the Plan are not intended to qualify for the favorable Federal income tax treatment accorded to incentive stock options under Section 422 of the Code. An optionee should not recognize any income for Federal income tax purposes at the time of the grant of any option under the Plan. When the option is exercised, however, the excess of the fair market value of the shares of Common Stock acquired pursuant to such exercise, determined at the time of exercise, over the option price will constitute ordinary income to the optionee. Subject to applicable limitations, the Company is entitled to a corresponding income tax deduction equal to the amount of such ordinary income for the taxable year in which the optionee is required to recognize such income for Federal income tax purposes. The optionee's tax basis in the shares generally will be equal to the option price paid for the shares plus the amount of any income recognized by the optionee upon the exercise of the option. Upon a subsequent disposition of the shares acquired pursuant to the exercise of an option, the optionee will recognize capital gain or loss (if the stock is a capital asset of the optionee) which will be treated as long term capital gain or loss if the shares have been held for a period of more than one year.

  Taxation of Capital Gains and Ordinary Income. Presently, the maximum effective Federal income tax rate for individuals applicable to long-term capital gains is 28%, whereas the maximum effective Federal income tax rate for individuals applicable to ordinary income is 39.6%. Capital losses generally are only deductible against capital gains and, for individuals, a limited amount ($3,000 per year) of ordinary income.

  Code Section 162(m). Section 162(m) of the Code limits the Company's deduction for compensation paid to certain executives to $1,000,000 per year. "Qualified performance-based compensation" which is paid pursuant to a plan approved by stockholders, is administered by a compensation committee composed of "outside directors" and meets the other requirements of Code Section 162(m) and the regulations thereunder is excluded from the $1,000,000 limitation. The Plan has been written and is intended to be administered in a manner which will enable the compensation attributable to stock options under the Plan to be treated as "qualified performance-based compensation" under Code Section 162(m) and the regulations.

VOTE REQUIRED FOR APPROVAL OF THE PLAN

  The Company's Board of Directors has approved the Plan. However, the Plan will become null and void if not approved by the Company's stockholders before March 19, 1996, and the options granted pursuant thereto will not become exercisable unless at least a majority of the shares of Common Stock present or represented at the meeting and entitled to be voted thereon are voted "For" approval of the Plan. The enclosed form of proxy provides a means for stockholders to vote for the Plan, to vote against the Plan, or to abstain from voting with respect to the Plan. Each properly executed proxy received in time for the meeting will be voted as specified therein. If a stockholder executes and returns a proxy but does not specify otherwise, the shares represented by such stockholder's proxy will be voted FOR approval of the Plan.

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE PLAN.

                 APPROVAL OF THE EXECUTIVE OFFICER BONUS PLAN

BACKGROUND

  Pursuant to the terms of the Merger Agreement as described under "Approval of the 1995 Special Stock Option Plan", upon the closing of the Acquisitions, the Company is obligated to enter into employment agreements with certain of its executive officers, including Clyde T. Turner, Kurt D. Sullivan, Daniel N. Copp and Mike Sloan, and certain of the Gold Strike executives, including Michael S. Ensign, William A. Richardson, Glenn W. Schaeffer, Antonio C. Alamo and Gregg H. Solomon, as more fully described under "Management Remuneration-- Employment Agreements". The employment agreement to be entered into with each individual provides for a base salary (in the case of Messrs. Turner, Ensign, Richardson and Schaeffer, with a mandatory increase of 5% per year during the term of the agreement), with such discretionary increases as may be determined by the Board of Directors. In addition, each agreement will provide for the employee's eligibility to receive an annual bonus under a bonus plan to be established by the Company for its senior executive officers that provides for the payment of bonus compensation based upon financial or other performance criteria that is intended to conform to the requirements applicable to "qualified performance based compensation" under Section 162(m) of the Code. Each agreement will further provide that the targeted annual bonus shall not be less than 100% of the employee's then current base salary.

DESCRIPTION OF THE BONUS PLAN

  On March 19, 1995, the Board of Directors adopted the Executive Officer Bonus Plan, a copy of which is included as Appendix B hereto (the "Bonus Plan"), subject to approval by the Company's stockholders before March 19, 1996, for the purpose of establishing a bonus plan pursuant to which the bonus compensation provisions of the aforementioned employment agreements may be implemented. According to its terms, unless the Plan is approved by the Company's stockholders before March 19, 1996, the Bonus Plan will become null and void.

  The Bonus Plan is a performance bonus plan which is designed to provide certain senior executives with incentive compensation based upon the achievement of pre-established performance goals. The Bonus Plan is intended to provide an incentive for superior work and to motivate participating officers toward even higher achievement and business results, to tie their goals and interests to those of the Company and its stockholders and to enable the Company to attract and retain highly qualified executive officers. Executive officers at the level of vice president or above may be eligible to participate in the Bonus Plan. Prior to, or at the time of, establishment of the performance objectives for a performance period, which will generally be the Company's fiscal year, the Committee designated under the Bonus Plan (initially the Consolidated Compensation Committee (the "Committee")) will designate the specific executive officers who will participate in the Bonus Plan for such performance period. Subject to stockholder approval of the Bonus Plan, it is expected that, among others, Messrs. Turner, Sullivan, Copp and Sloan will be designated to participate in the Plan for the fiscal year of the Company ending January 31, 1996 and, if the Company acquires the Gold Strike Entities, it is expected that Messrs. Ensign, Richardson, Schaeffer, Alamo and Solomon will also be designated for such participation.

  The Bonus Plan is designed to comply with Section 162(m) of the Code, which limits the tax deductibility by the Company of compensation paid to certain officers named in the compensation tables of its proxy statement to $1,000,000 in any fiscal year of the Company. Performance-based compensation which is paid pursuant to a plan which is approved by stockholders and which satisfies the other requirements of Section

162(m) is excluded for purposes of determining compliance with this limitation. Accordingly, in order for compensation payable under the Bonus Plan to be fully deductible by the Company, the Board of Directors has adopted the Bonus Plan subject to its approval by the Company's stockholders. Pursuant to the terms of the Bonus Plan, no bonuses may be paid under the Bonus Plan unless and until the Company's stockholders have approved the Bonus Plan. It should be noted that, even if the Company's stockholders do not approve the Bonus Plan, if the closing of the Acquisitions occurs, the Company will remain obligated, pursuant to the employment agreements described above, to provide for a performance-based bonus plan with target bonuses at a level not less than 100% of the employee's then current base salary.

  At the beginning of each performance period and subject to the requirements of Section 162(m), the Committee will establish performance goals, specific performance objectives and objectively determinable computation formulae or methods for determining each participant's bonus under the Bonus Plan for such performance period. The performance goals may include any one or more of the following corporate business criteria: pre-tax income, operating income, cash flow, earnings per share, return on equity, return on invested capital or assets, cost reductions and savings, return on revenues, or productivity. In addition, to the exent consistent with the goal of providing for deductibility under Section 162(m) of the Code, performance goals may include a participant's attainment of personal objectives with respect to any of the foregoing performance goals or implementing policies and plans, negotiating transactions and sales, developing long-term business goals or exercising managerial responsibility.

  At or after the end of each performance period, the Committee is required by the terms of the Bonus Plan to certify in writing whether the pre-established performance goals and objectives have been satisfied in such performance period. The actual bonus award for any participant for such performance period shall then be determined based upon the pre-established computation formulae or methods. In no event will any bonus award for any plan year exceed the lesser of 150% of the participant's annual base salary as in effect at the beginning of the plan year or $1,500,000. The Committee has no discretion to increase the amount of any participant's bonus as so determined, but may reduce the amount of, or totally eliminate, such bonus if the Committee determines, in its absolute and sole discretion, that such a reduction or elimination is appropriate in order to reflect the participant's performance or unanticipated factors. In no event will the aggregate amount of all bonuses payable in any plan year under the Bonus Plan exceed 10% of the Company's average annual income before taxes during the preceding five fiscal years of the Company.

  Approved awards under the Plan are payable in cash as soon as is practicable after the end of each performance period and after the Committee has certified in writing that the relevant performance goals were achieved. Awards that are otherwise payable to a participant who is not employed by the Company as of the last day of a performance period will be prorated or eliminated pursuant to specified provisions of the Bonus Plan. A participant will recognize ordinary taxable income upon receipt of payments under the Bonus Plan.

  Because the Bonus Plan requires that the Committee designate participants and establish performance objectives for any performance period, it is not determinable what bonuses, if any, would have been paid to any executive officer if the Bonus Plan had been in effect for the fiscal year ended January 31, 1995.

  The foregoing description of the Bonus Plan is qualified in all respects by the actual provisions of the Bonus Plan, a copy of which is included as Appendix B.

VOTE REQUIRED FOR APPROVAL OF THE BONUS PLAN


  The Company's Board of Directors has approved the Bonus Plan. However, the Bonus Plan will become null and void unless the holders of at least a majority of the shares of Common Stock present or represented at the meeting and entitled to vote thereon are voted "For" approval of the Bonus Plan. The enclosed form of proxy provides a means for stockholders to vote for the Bonus Plan, to vote against the Bonus Plan, or to abstain from voting with respect to the Bonus Plan. Each properly executed proxy received in time for the meeting will be voted as specified therein. If a stockholder executes and returns a proxy but does not specify otherwise, the shares represented by such stockholder's proxy will be voted FOR approval of the Bonus Plan.

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE BONUS PLAN.

               RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

  The Board of Directors has selected Arthur Andersen LLP as the Company's independent auditors for the current fiscal year. Although not required by law or otherwise, the selection is being submitted to the stockholders of the Company as a matter of corporate policy for their approval. Arthur Andersen LLP, an international firm of certified public accountants, has audited the financial statements of the Company since 1980.

  It is anticipated that a representative of Arthur Andersen LLP will be present at the meeting and, if present, such representative will be given the opportunity to make a statement if he desires to do so. It is also anticipated that such representative will be available to respond to appropriate questions from stockholders.

                           PROPOSALS OF STOCKHOLDERS

  Proposals of stockholders intended to be presented at the 1996 Annual Meeting of Stockholders must be received by the Secretary of the Company at its principal executive offices by not later than December 30, 1995 to be considered for inclusion in management's proxy statement and form of proxy for that meeting.

                                 OTHER MATTERS

  As of the date hereof, management does not intend to present, nor has it been informed that other persons intend to present, any matters for action at the meeting, other than those specifically referred to herein. If, however, any other matters should properly come before the meeting, it is the intention of the persons named in the proxies to vote the shares represented thereby in accordance with their best judgment on such matters.

  The expenses of soliciting proxies in the form included with this proxy statement and the cost of preparing, assembling and mailing material in connection with such solicitation of proxies will be borne by the Company. In addition to the use of the mail, the Company's directors, executive officers and employees may solicit proxies personally or by telephone or telegraph. Also, the Company has retained the firm of Hill and Knowlton, Inc. to solicit proxies at an estimated cost of $6,500 plus out-of-pocket expenses. The Company may reimburse brokerage firms and other custodians, nominees or fiduciaries for their reasonable expenses in forwarding proxy material to the beneficial owners of shares.

  A form of proxy is enclosed for your use. Please date, sign and return the proxy at your earliest convenience in the enclosed envelope, which requires no postage if mailed in the United States. A prompt return of your proxy will be appreciated.

                                        By Order of the Board of Directors,

                                        /s/ Clyde T. Turner

                                        Clyde T. Turner
                                        Chairman of the Board

Las Vegas, Nevada
April 28, 1995

                                                                      Appendix A

                        CIRCUS CIRCUS ENTERPRISES, INC.

                         1995 SPECIAL STOCK OPTION PLAN

1 PURPOSE OF THE PLAN

  The purposes of the 1995 Special Stock Option Plan (the "Plan") are to enable Circus Circus Enterprises, Inc. (the "Company") to retain the services of its Chief Executive Officer, to substantially increase his ownership interest in the Company's Common Stock and to attract and retain the services of three additional senior executive officers, all pursuant to the terms of that certain Merger Agreement dated as of March 19, 1995, as it may be amended from time to time (the "Merger Agreement"), by and among the Company; M.S.E. Investments, Incorporated; Last Chance Investments, Incorporated; Goldstrike Investments, Incorporated; Diamond Gold, Inc.; Gold Strike Aviation, Incorporated; Goldstrike Finance Company, Inc.; Oasis Development Company, Inc.; Michael S. Ensign; William A. Richardson; David R. Belding; Peter A. Simon II; and Robert
J. Verchota.

2 GENERAL PROVISIONS

  2.1 Definitions

  As used in the Plan:

    (a) "Board of Directors" means the Board of Directors of the Company.

    (b) "Code" means the Internal Revenue Code of 1986, including any and all amendments thereto.

    (c) "Committee" means the committee appointed by the Board of Directors from time to time to administer the Plan pursuant to Section 2.2.

    (d) "Common Stock" means the Company's Common Stock, $.01 2/3 par value.

    (e) "Fair Market Value" means, with respect to a specific date, the last reported sale price of the Common Stock on the NYSE Composite Tape on the date such Fair Market Value is being determined, and, in the absence of any sale on such day, the Fair Market Value as determined in good faith by the Committee on the basis of such quotations and other consideration as the Committee deems appropriate.

    (f) "NYSE" means the New York Stock Exchange.

    (g) "Participant" means a person to whom a Stock Option has been granted under the Plan.

    (h) "Rule 16b-3" means Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended from time to time, or any successor rule.

    (i) "Stock Option" means a stock option granted under the Plan which is intended not to qualify as an "incentive stock option" under Section 422 of the Code.

    (j) "Subsidiary" means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, at the time of the granting of the Stock Option, each of the corporations other than the last corporation in the unbroken chain owns 50% or more of the total voting power of all classes of stock in one of the other corporations in such chain.

  2.2 Administration of the Plan

    (a) The Plan shall be administered by the Committee which shall at all times consist of two (2) or more persons, each of whom shall be a member of the Board of Directors. Each member of the Committee shall be a disinterested person (as such term is defined in Rule 16b-3) and an "outside director" for purposes of Section 162(m) of the Code. The Board of Directors may from time to time remove members from, or add members to, the Committee. Vacancies on the Committee, howsoever caused, shall be filled by the Board of Directors. The Committee shall select one of its members as Chairman, and shall hold meetings at such times and places as it may determine.

    (b) The Committee shall have the full power, subject to and within the limits of the Plan, to: (i) interpret and administer the Plan, and Stock Options granted under it; (ii) make and interpret rules and regulations for the administration of the Plan and to make changes in and revoke such rules and regulations (and in the exercise of this power, shall generally determine all questions of policy and expediency that may arise and may correct any defect, omission, or inconsistency in the Plan or any agreement evidencing the grant of any Stock Option in a manner and to the extent it shall deem necessary to make the Plan fully effective); (iii) determine those persons to whom Stock Options shall be granted and the number of Stock Options to be granted to any person; (iv) determine the terms of Stock Options granted under the Plan, consistent with the provisions of the Plan; and (v) generally, exercise such powers and perform such acts in connection with the Plan as are deemed necessary or expedient to promote the best interests of the Company. The interpretation and construction by the Committee of any provisions of the Plan or of any Stock Option shall be final, binding and conclusive.

    (c) The Committee may act only by a majority of its members then in office; however, the Committee may authorize any one (1) or more of its members or any officer of the Company to execute and deliver documents on behalf of the Committee.

    (d) No member of the Committee shall be liable for any action taken or omitted to be taken or for any determination made by him or her in good faith with respect to the Plan, and the Company shall indemnify and hold harmless each member of the Committee against any cost or expense (including counsel fees) or liability (including any sum paid in settlement of a claim with the approval of the Committee) arising out of any act or omission in connection with the administration or interpretation of the Plan, unless arising out of such person's own fraud or bad faith.

  2.3 Effective Date

  The Plan shall become effective upon its adoption by the Board of Directors, and Stock Options may be granted upon such adoption and from time to time thereafter, provided, however, that the exercisability of stock options granted hereunder shall be subject to approval of the Plan by the affirmative vote of the holders of a majority of the shares of the Common Stock present in person or by proxy and entitled to vote at an annual meeting of the shareholders of the Company or at a special meeting of the shareholders of the Company expressly called for such purposes, or any adjournments thereof, within 12 months after the adoption of the Plan by the Board of Directors. If the Plan is not approved at such annual or special meeting or at any adjournments thereof, this Plan and all Stock Options previously granted thereunder shall become null and void.

  2.4 Duration

  If approved by the shareholders of the Company, as provided in Section 2.3, unless sooner terminated by the Board of Directors, the Plan shall remain in effect for a period of ten (10) years following its adoption by the Board of Directors.

  2.5 Shares Subject to the Plan

  The maximum number of shares of Common Stock which may be subject to Stock Options granted under the Plan shall be 3,300,000. The Stock Options shall be subject to adjustment in accordance with Section 4.1, as appropriate, and shares to be issued upon exercise of Stock Options may be either authorized and unissued shares of Common Stock or authorized and issued shares of Common Stock purchased or acquired by the Company for any purpose. If a Stock Option or portion thereof shall expire or is terminated, cancelled or surrendered for any reason without being exercised in full, the unpurchased shares of Common Stock which were subject to such Stock Option or portion thereof shall not be available for future grants of Stock Options under the Plan.

  2.6 Amendments

  The Plan may be suspended, terminated or reinstated, in whole or in part, at any time by the Board of Directors. The Board of Directors may from time to time make such amendments to the Plan as it may deem advisable; provided, however, that without the approval of the Company's shareholders no amendment shall be made which:

    (a) Increases the maximum number of shares of Common Stock which may be subject to Stock Options granted under the Plan (other than as provided in Section 4.1, as appropriate); or

    (b) Extends the term of the Plan; or

    (c) Increases the period during which a Stock Option may be exercised beyond ten years from the date of grant; or

    (d) Otherwise materially increases the benefits accruing to Participants under the Plan; or

    (e) Materially modifies the requirements as to eligibility for participants in the Plan; or

    (f) Will cause Stock Options granted under the Plan to fail to meet the requirements of Rule 16b-3.

  Except as otherwise provided herein, termination or amendment of the Plan shall not, without the consent of a Participant, affect such Participant's rights under any Stock Option previously granted to such Participant.

  2.7 Participants and Grants

  Stock Options under this Plan may be granted by the Committee to Messrs. Clyde T. Turner, Glenn W. Schaeffer, Gregg H. Solomon, and Antonio C. Alamo consistent with the terms of the Merger Agreement. Subject to the award limit provided in Section 3.1 and the limitations of Section 2.5, the Committee may grant Stock Options to purchase such number of shares of Common Stock as the Committee may, in its sole discretion, determine. In granting Stock Options under the Plan, the Committee, on an individual basis, may vary the number of Stock Options as between Participants and may grant Stock Options to a Participant in such amounts as the Committee may determine in its sole discretion. The Committee may amend or waive any term or condition of any Stock Option, including any condition to the exercisability of any such Stock Option, and no such amendment or waiver shall in any way diminish the effectiveness of such Stock Option as granted on its date of grant, as so amended or as so modified by any waiver, or constitute the grant of a new Stock Option.

3 STOCK OPTIONS

  3.1 General

  All Stock Options granted under the Plan shall be evidenced by written agreements executed by the Company and the Participant to whom granted, which agreement shall state the number of shares of Common Stock which may be purchased upon the exercise thereof and shall contain such investment representations and other terms and conditions as the Committee may from time to time determine. The maximum number of shares of Common Stock which may be subject to Stock Options granted under the

Plan to any individual in any calendar year shall not exceed 2,000,000 and the method of counting such shares shall conform to any requirements applicable to performance-based compensation under Section 162(m) of the Code. To the extent required by Section 162(m) of the Code, shares subject to Stock Options which are canceled shall continue to be counted against the foregoing award limit and if, after grant of a Stock Option, the price of shares subject to such Stock Options are reduced, the transaction shall be treated as a cancellation of the Stock Option and a grant of a new Stock Option and both the Stock Option deemed to be canceled and the Stock Option deemed to be granted shall be counted against the foregoing award limit.

  3.2 Exercise and Purchase Prices

    (a) Subject to the provisions of Section 4.1, the purchase price per share of Common Stock subject to a Stock Option shall be set by the Committee; provided, however, that such price shall be no less than the par value of a share of Common Stock and if the Stock Option is intended to qualify as performance-based compensation as described in Section 162(m)(4)(C) of the Code, such price shall be not less than one hundred percent (100%) of the Fair Market Value of a share of Common Stock on the date the Stock Option is granted.

    (b) In its discretion, the Committee may establish a purchase price at which a Stock Option may be issued pursuant to the Plan. Any purchase price for any Stock Option shall be paid in United States dollars in cash, or by check, bank draft or money order payable in United States dollars to the order of the Company and shall be payable at such time as the Committee, in its discretion, shall determine. The payment of any such purchase price shall be a condition to the exercisability of any such Stock Option.

  3.3 Period

  The duration or term of each Stock Option granted under the Plan shall be for such period as the Committee shall determine but in no event more than ten (10) years from the date of grant thereof.

  3.4 Exercise

  Subject to Sections 2.3 and 4.4, Stock Options may be exercisable immediately upon granting of the Stock Option or at such other time or times as the Committee shall specify when granting the Stock Option, provided that no Stock Option shall be exercisable before the "Closing" of the "Merger" under the Merger Agreement, as such terms are defined in the Merger Agreement. Once exercisable, a Stock Option shall be exercisable, in whole or in part, by delivery of a written notice of exercise to the Secretary of the Company at the principal office of the Company specifying the number of shares of Common Stock as to which the Stock Option is then being exercised together with payment of the full purchase price for the shares being purchased upon such exercise. Until the shares of Common Stock as to which a Stock Option is exercised are issued, the Participant shall have none of the rights of a shareholder of the Company with respect to such shares.

  3.5 Payment

  The purchase price for shares of Common Stock as to which a Stock Option has been exercised and any amount required to be withheld, as contemplated by
Section 4.3, may be paid:

    (a) In United States dollars in cash, or by check, bank draft or money order payable in United States dollars to the order of the Company; or

    (b) By the delivery by the Participant to the Company of whole shares of Common Stock having an aggregate Fair Market Value on the date of payment equal to the aggregate of the purchase price of Common Stock as to which the Stock Option is then being exercised or by the withholding of whole shares of Common Stock having such Fair Market Value upon the exercise of such Stock Option; or

    (c) By a combination of both (a) and (b) above.

  The Committee may, in its discretion, impose limitations, conditions and prohibitions on the use by a Participant of shares of Common Stock to pay the purchase price payable by such Participant upon the exercise of a Stock Option.

  3.6 Termination of Employment

    (a) In the event a Participant's employment by, or relationship with, the Company shall terminate for any reason other than those reasons specified in Sections 3.6(b), (c), (d) or (e) hereof while such Participant holds Stock Options granted under the Plan, then all rights of any kind under any outstanding Stock Option held by such Participant which shall not have previously lapsed or terminated and which are exercisable on the date of the termination of employment shall remain so exercisable by the Optionee for a period of three months after termination unless the option expires earlier by its terms.

    (b) If a Participant's employment by, or relationship with, the Company or its Subsidiaries shall terminate as a result of such Participant's total disability, each Stock Option held by such Participant (which has not previously lapsed or terminated) shall immediately become fully exercisable as to the total number of shares of Common Stock subject thereto (whether or not exercisable to that extent at the time of such termination) and shall remain so exercisable by such Participant for a period of six months after termination unless such Stock Option expires earlier by its terms. For purposes of the foregoing sentence, "total disability" shall mean permanent mental or physical disability as determined by the Committee.

    (c) In the event of the death of a Participant, each Stock Option held by such Participant (which has not previously lapsed or terminated) shall immediately become fully exercisable as to the total number of shares of Common Stock subject thereto (whether or not exercisable to that extent at the time of death) by the executor or administrator of the Participant's estate or by the person or persons to whom the deceased Participant's rights thereunder shall have passed by will or by the laws of descent or distribution, and shall remain so exercisable for a period of six months after such Participant's death unless such Stock Option expires earlier by its terms.

    (d) If a Participant's employment by the Company shall terminate by reason of such Participant's retirement in accordance with Company policies, each Stock Option held by such Participant at the date of termination (which has not previously lapsed or terminated) shall immediately become fully exercisable as to the total number of shares of Common Stock subject hereto (whether or not exercisable to that extent at the time of such termination) and shall remain so exercisable by such Participant for a period of six months after termination, unless the Stock Option expires earlier by its terms.

    (e) In the event the Company terminates the employment of a Participant without "Cause" or the Participant terminates his employment with the Company for "Good Reason", as such terms shall be defined in any employment agreement between the Company and the Participant, each Stock Option held by such Participant (which has not previously lapsed or terminated) shall immediately become fully exercisable as to the total number of shares of Common Stock subject thereto (whether or not exercisable to that extent at the time of such termination) and shall remain so exercisable for a period of six months after such termination unless such Stock Option expires earlier by its terms.

  3.7 Effect of Leaves of Absence

  It shall not be considered a termination of employment when a Participant is on military or sick leave or such other type of leave of absence which is considered a continuing intact of the employment relationship of the Participant with the Company or any of its Subsidiaries. In case of such leave of absence, the employment relationship shall be deemed to have continued until the later of (i) the date when such leave shall have lasted ninety days in duration, or (ii) the date as of which the Participant's right to reemployment shall have no longer been guaranteed either by statute or contract.

4 MISCELLANEOUS PROVISIONS

  4.1 Adjustments Upon Changes in Capitalization

  In the event of changes to the outstanding shares of Common Stock of the Company through reorganization, merger, consolidation, recapitalization, reclassification, stock split-up, stock dividend, stock consolidation or otherwise, or in the event of a sale of all or substantially all of the assets of the Company, an appropriate and proportionate adjustment shall be made in the number and kind of shares as to which Stock Options may be granted, including with respect to the share limit provided in Section 2.5 and the award limit provided in Section 3.1. A corresponding adjustment changing the number or kind of shares and/or the purchase price per share of unexercised Stock Options or portions thereof which shall have been granted prior to any such change shall likewise be made. Notwithstanding the foregoing, in the case of a reorganization, merger or consolidation, or sale of all or substantially all of the assets of the Company, in lieu of adjustments as aforesaid, the Committee may in its discretion accelerate the date after which a Stock Option may or may not be exercised or the stated expiration date thereof. Adjustments or changes under this Section shall be made by the Committee, whose determination as to what adjustments or changes shall be made, and the extent thereof, shall be final, binding and conclusive.

  4.2 Non-Transferability

  No Stock Option shall be transferable except by will or the laws of descent and distribution, nor shall any Stock Option be exercisable during the Participant's lifetime by any person other than the Participant or his guardian or legal representative.

  4.3 Withholding

  The Company's obligations under this Plan shall be subject to applicable federal, state and local tax withholding requirements. Federal, state and local withholding tax due at the time of a grant or upon the exercise of any Stock Option may, in the discretion of the Committee, be paid in shares of Common Stock already owned by the Participant or through the withholding of shares otherwise issuable to such Participant, upon such terms and conditions as the Committee shall determine. If the Participant shall fail to pay, or make arrangements satisfactory to the Committee for the payment, to the Company of all such federal, state and local taxes required to be withheld by the Company, then the Company shall, to the extent permitted by law, have the right to deduct from any payment of any kind otherwise due to such Participant an amount equal to any federal, state or local taxes of any kind required to be withheld by the Company.

  4.4 Compliance with Law and Approval of Regulatory Bodies

  No Stock Option shall be exercisable and no shares will be delivered under the Plan except in compliance with all applicable federal and state laws and regulations including, without limitation, compliance with all federal and state securities laws and withholding tax requirements and with the rules of NYSE and of all other domestic stock exchanges on which the Common Stock may be listed. Any share certificate issued to evidence shares for which a Stock Option is exercised may bear legends and statements the Committee shall deem advisable to assure compliance with federal and state laws and regulations. No Stock Option shall be exercisable and no shares will be delivered under the Plan, until the Company has obtained consent or approval from regulatory bodies, federal or state, having jurisdiction over such matters as the Committee may deem advisable. In the case of the exercise of a Stock Option by a person or estate acquiring the right to exercise the Stock Option as a result of the death of the Participant, the Committee may require reasonable evidence as to the ownership of the Stock Option and may require consents and releases of taxing authorities that it may deem advisable.

  4.5 No Right to Employment

  Neither the adoption of the Plan nor its operation, nor any document describing or referring to the Plan, or any part thereof, nor the granting of any Stock Options hereunder, shall confer upon any Participant under the Plan any right to continue in the employ of the Company or any Subsidiary, or shall in any way affect the right and power of the Company or any Subsidiary to terminate the employment of any Participant at any time with or without assigning a reason therefor, to the same extent as might have been done if the Plan had not been adopted.

  4.6 Exclusion from Pension Computations

  By acceptance of a grant of a Stock Option under the Plan, the recipient shall be deemed to agree that any income realized upon the receipt or exercise thereof or upon the disposition of the shares received upon exercise will not be taken into account as "base remuneration", "wages", "salary" or "compensation" in determining the amount of any contribution to or payment or any other benefit under any pension, retirement, incentive, profit-sharing or deferred compensation plan of the Company or any Subsidiary.

  4.7 Abandonment of Options

  A Participant may at any time abandon a Stock Option prior to its expiration date. The abandonment shall be evidenced in writing, in such form as the Committee may from time to time prescribe. A Participant shall have no further rights with respect to any Stock Option so abandoned.

  4.8 Severability

  If any of the terms or provisions of the Plan conflict with the requirements of Rule 16b-3, then such terms or provisions shall be deemed inoperative to the extent they so conflict with the requirements of Rule 16b-3.

  4.9 Interpretation of the Plan

  Headings are given to the Sections of the Plan solely as a convenience to facilitate reference, such headings, numbering and paragraphing shall not in any case be deemed in any way material or relevant to the construction of the Plan or any provision hereof. The use of the masculine gender shall also include within its meaning the feminine. The use of the singular shall also include within its meaning the plural and vice versa.

  4.10 Use of Proceeds

  Funds received by the Company upon the exercise of Stock Options shall be used for the general corporate purposes of the Company.

  4.11 Construction of Plan

  The place of administration of the Plan shall be in the State of Nevada, and the validity, construction, interpretation, administration and effect of the Plan and of its rules and regulations, and rights relating to the Plan, shall be determined solely in accordance with the laws of the State of Nevada.

                                                                      Appendix B

                        CIRCUS CIRCUS ENTERPRISES, INC.

                               EXECUTIVE OFFICER
                                   BONUS PLAN

                                    PURPOSE

  This Executive Officer Bonus Plan (the "Plan") is designed to reward executive officers of Circus Circus Enterprises, Inc. (the "Company") for achieving corporate performance objectives. The Plan is intended to provide an incentive for superior work and to motivate participating officers toward even higher achievement and business results, to tie their goals and interests to those of the Company and its shareholders, and to enable the Company to attract and retain highly qualified executive officers. The Plan is also intended to secure the full deductibility of bonus compensation payable to the Company's Chief Executive Officer and the four highest compensated executive officers (collectively the "Covered Employees") whose compensation is required to be reported in the Company's proxy statement and all compensation payable hereunder to such persons is intended to qualify as "performance-based compensation" as described in Section 162(m)(4)(C) of the Internal Revenue Code of 1986, as amended (the "Code").

                                   ARTICLE I

                         ELIGIBILITY AND PARTICIPATION

  1.1 Only those executive officers of the Company who are officers at the level of vice president or above shall be eligible to participate in the Plan. Prior to or at the time performance objectives are established for a "Performance Period", as defined below, the Committee designated under Section
6.1 (the "Committee") of the Company's Board of Directors (the "Board") will designate in writing which executive officers among those who may be eligible to participate in the Plan shall in fact be participants for such Performance Period.

                                   ARTICLE II

           PLAN YEAR, PERFORMANCE PERIODS AND PERFORMANCE OBJECTIVES

  2.1 The fiscal year of the Plan (the "Plan Year") shall be the fiscal year beginning on February 1 and ending on January 31, provided, however that the first Plan Year shall be the short year which commences on the date that the Company's shareholders approve the adoption of the Plan and which ends on the following January 31. The performance period (the "Performance Period") with respect to which bonuses may be payable under the Plan shall generally be the Plan Year; provided however, that the Committee shall have the authority to designate different Performance Periods under the Plan.

  2.2 Within the first ninety (90) days of each Performance Period the Committee shall establish in writing, with respect to such Performance Period, one or more performance goals, a specific target objective or objectives with respect to such performance goals and an objective formula or method for computing the amount of bonus compensation payable to each participant under the Plan if the performance goals are attained. Notwithstanding the foregoing sentence, for any Performance Period, such goals, objectives and computation formulae or methods must be established within that number of days, beginning on the first day of such Performance Period, which is no more than twenty-five percent (25%) of the total number of days in such Performance Period.

  2.3 Performance goals shall be based upon one or more of the following business criteria for the Company as a whole or any of its subsidiaries, operating divisions or other operating units: Stock price, market share, gross revenue, pretax income, operating income, cash flow, earnings per share, return on equity, return on invested capital or assets, cost reductions and savings, return on revenues or productivity. In addition, to the extent consistent with the goal of providing for deductibility under Section 162(m) of the Code, performance goals may be based upon a participant's attainment of personal objectives with respect to any of the foregoing performance goals or implementing policies and plans, negotiating transactions and sales, developing long-term business goals or exercising managerial responsibility. Measurements of the Company's or a participant's performance against the performance goals established by the Committee shall be objectively determinable and shall be determined according to generally accepted accounting principles ("GAAP") as in existence on the date on which the performance goals are established and without regard to any changes in such principles after such date.

                                  ARTICLE III

                         DETERMINATION OF BONUS AWARDS

  3.1 As soon as practicable after the end of each Performance Period, the Committee shall certify in writing to what extent the Company and the participants have achieved the performance goal or goals for such Performance Period, including the specific target objective or objectives and the satisfaction of any other material terms of the bonus award and the Committee shall calculate the amount of each participant's bonus for such Performance Period based upon the performance goals, objectives and computation formulae or methods for such Performance Period. The Committee shall have no discretion to increase the amount any participant's bonus as so determined, but may reduce the amount of or totally eliminate such bonus, if it determines, in its absolute and sole discretion, that such a reduction or elimination is appropriate in order to reflect the participant's performance or unanticipated factors.

  3.2 No participant's bonus for any Plan Year shall exceed the lesser of 150% of the participant's base annual salary as in effect as of the first day of such Plan Year or $1,500,000.

  3.3 In no event shall the aggregate amount of all bonuses payable in any Plan Year under the Plan exceed ten percent (10%) of the Company's average annual income before taxes for the preceding five fiscal years of the Company.

                                   ARTICLE IV

                               PAYMENT OF AWARDS

  4.1 Approved bonus awards shall be payable by the Company in cash to each participant, or to his estate in the event of his death, as soon as practicable after the end of each Performance Period and after the Committee has certified in writing pursuant to Section 3.1 that the relevant performance goals were achieved.

  4.2 A bonus award that would otherwise be payable to a participant who is not employed by the Company or one of its subsidiaries on the last day of a Performance Period shall be prorated, or not paid, as follows:

   (1) Terminated due to disability           Prorated based on active service
                                              during Performance Period
   (2) Retirement in accordance with the      Prorated based on active service
        Company's retirement policies         during Performance Period
   (3) Voluntary or involuntary resignation   No award
        or termination prior to retirement
        without mutual written agreement
   (4) Resignation pursuant to mutual         Prorated based on active service
        written agreement                     during Performance Period
   (5) Leave of absence                       Prorated based on active service
                                              during Performance Period
   (6) Death of participant                   Prorated based on active service
                                              during Performance Period

                                   ARTICLE V

                           OTHER TERMS AND CONDITIONS

  5.1 No bonus awards shall be paid under the Plan unless and until the material terms (within the meaning of Section 162(m)(4)(C) of the Code) of the Plan, including the business criteria described in Section 2.3 of the Plan, are disclosed to the Company's shareholders and are approved by the shareholders by a majority of votes cast in person or by proxy (including abstentions to the extent abstentions are counted as voting under applicable state law).

  5.2 No person shall have any legal claim to be granted an award under the Plan and the Committee shall have no obligation to treat participants uniformly. Except as may be otherwise required by law, bonus awards under the Plan shall not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, charge, garnishment, execution, or levy of any kind, either voluntary or involuntary. Bonuses awarded under the Plan shall be payable from the general assets of the Company and no participant shall have any claim with respect to any specific assets of the Company.

  5.3 Neither the Plan nor any action taken under the Plan shall be construed as giving any employee the right to be retained in the employ of the Company or any subsidiary or to maintain any participant's compensation at any level.

  5.4 The Company or any of its subsidiaries may deduct from any award any applicable withholding taxes or any amounts owed by the employee to the Company or any of its subsidiaries.

                                   ARTICLE VI

                                 ADMINISTRATION

  6.1 All members of the Committee shall be persons who qualify as "outside directors" as defined under Section 162(m) of the Code. Until changed by the Board, the Compensation Committee of the Board shall constitute the Committee hereunder.

  6.2 The Committee shall have full power and authority to administer and interpret the provisions of the Plan and to adopt such rules, regulations, agreements, guidelines and instruments for the administration of the Plan and for the conduct of its business as the Committee deems necessary or advisable.

  6.3 Except with respect to matters which under Section 162(m)(4)(C) of the Code are required to be determined in the sole and absolute discretion of the Committee, the Committee shall have full power to delegate to any officer or employee of the Company the authority to administer and interpret the procedural aspects of the Plan, subject to the Plan's terms, including adopting and enforcing rules to decide procedural and administrative issues.

  6.4 The Committee may rely on opinions, reports or statements of officers or employees of the Company or any subsidiary thereof and of Company counsel (inside or retained counsel), public accountants and other professional or expert persons.

  6.5 The Board reserves the right to amend or terminate the Plan in whole or in part at any time. Unless otherwise prohibited by applicable law, any amendment required to conform the Plan to the requirements of Section 162(m) of the Code may be made by the Committee. No amendment may be made to the class of individuals who are eligible to participate in the Plan, the performance criteria specified in Section 2.3 or the maximum bonus payable to any participant as specified in Section 3.2 without shareholder approval unless shareholder approval is not required in order for bonuses paid to Covered Employees to constitute qualified performance-based compensation under Section 162(m) of the Code.

  6.6 No member of the Committee shall be liable for any action taken or omitted to be taken or for any determination made by him or her in good faith with respect to the Plan, and the Company shall indemnify and hold harmless each member of the Committee against any cost or expense (including counsel fees) or liability (including any sum paid in settlement of a claim with the approval of the Committee) arising out of any act or omission in connection with the administration or interpretation of the Plan, unless arising out of such person's own fraud or bad faith.

  6.7 The place of administration of the Plan shall be in the State of Nevada, and the validity, construction, interpretation, administration and effect of the Plan and of its rules and regulations, and rights relating to the Plan, shall be determined solely in accordance with the laws of the State of Nevada.

                        CIRCUS CIRCUS ENTERPRISES, INC.

P     Proxy Solicited on Behalf of the Board of Directors of the Company
R
O     The undersigned, a stockholder of Circus Circus Enterprises, Inc. (the
X  "Company"), a Nevada corporation, hereby appoints Clyde T. Turner and Mike
Y Sloan, and each of them, as the true and lawful attorneys and proxies of the undersigned, with full power of substitution, for and in the name of the undersigned, to vote and otherwise act on behalf of the undersigned at the Annual Meeting of Stockholders of the Company to be held at the Reno-Sparks Convention Center, North Meeting Room B-1, 4590 South Virginia Street, Reno, Nevada, on Thursday, June 22, 1995 at 10:00 A.M., PDT, or at any adjournment or adjournments thereof, with respect to all shares of the Company's Common Stock which the undersigned would be entitled to vote, with all powers the undersigned would possess if personally present, on the following matters:

   The election of three Class I Directors to serve until their respective successors are elected and shall qualify.

   Nominees:

   Class I  William N. Pennington, Tony Coelho and Carl F. Dodge


                         (Change of address-Comments)

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   This proxy will be voted as specified on the reverse side. If no specification is made, this proxy will be voted FOR all nominees for director named above, FOR approval of the 1995 Special Stock Option Plan, FOR approval of the Executive Officer Bonus Plan and FOR ratification of the appointment of Arthur Andersen LLP.

                                                                ----------------
                                                                SEE REVERSE SIDE
                                                                ----------------

[X] Please mark your     ++++++                                   +     1834
    votes as in this     +                                        +
    example.             +                                        +
                                                                  ++++++

    This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is given, this proxy will be voted FOR all nominees listed on the reverse side and FOR Proposals 2, 3 and 4.

- --------------------------------------------------------------------------------
The Board of Directors recommends a vote FOR all nominees listed on the reverse side and FOR Proposals 2, 3 and 4.
- --------------------------------------------------------------------------------
1. Election of Directors (see reverse side).


                            FOR           WITHHELD
                            [_]              [_]

   FOR, except vote withheld from the following nominee(s):

   ---------------------------------------------------------------------------

2. Approval of the 1995 Special Stock Option Plan.

                           FOR    AGAINST    ABSTAIN
                           [_]      [_]        [_]

3. Approval of the Executive Officer Bonus Plan.

                           FOR    AGAINST    ABSTAIN
                           [_]      [_]        [_]

4. Ratification of the appointment of Arthur Andersen LLP as independent auditors to examine and report on the Company's financial statements for the fiscal year ending January 31, 1996.

                           FOR    AGAINST    ABSTAIN
                           [_]      [_]        [_]

5. In the discretion of the proxies on any other matters that may properly come before the meeting or any adjournment thereof.
- --------------------------------------------------------------------------------

[_] Change of Address/Comments on reverse side

    If more than one of the proxies listed on the reverse side shall be present at the meeting or any adjournment thereof, the majority of said proxies so present and voting shall exercise all of the powers conferred hereby.

    The undersigned hereby revokes any proxy heretofore given to vote upon or act with respect to such shares and hereby ratifies and confirms all that the proxies listed on the reverse side, or any of them, may lawfully do by virtue hereof.

SIGNATURE(S)                                              DATE
            ----------------------------------------------     -------------
Please date this proxy and sign your name as it appears hereon. When there is more than one owner, each should sign. When signing as an attorney, administrator, executor, guardian or trustee, please add your title as such. If executed by a corporation, give title as such.